ASSET EXCHANGE AGREEMENT


                           Dated as of August 21, 1998


                                      Among


                          TRIBUNE BROADCASTING COMPANY,


                                   WGNX INC.,


                              MEREDITH CORPORATION

                                       and

                             KCPQ ACQUISITION CORP.

                                TABLE OF CONTENTS

ARTICLE I

         EXCHANGE OF ASSETS..................................................-2-
         1.1.   Transfer of Tribune Station Asset............................-2-
         1.2.   Excluded Tribune Assets......................................-4-
         1.3.   Transfer of Kelly Station Assets.............................-5-
         1.4.   Excluded Meredith Assets.....................................-8-
         1.5.   Assumption of Tribune Station Liabilities....................-8-
         1.6.   Assumption of Kelly Station Liabilities.....................-10-
         1.7.   Closing Date................................................-12-
         1.8.   Calculation of Estimated Tribune Station Working
                    Capital Amount and Estimated Kelly Station Working
                    Capital Amount; Adjustment..............................-12-
         1.9.   Closing Date Deliveries.....................................-13-
         1.10.  Closing Date Balance Sheets; Adjustment.....................-14-
         1.11.  Further Assurances..........................................-16-

ARTICLE II

         REPRESENTATIONS AND WARRANTIES OF TRIBUNE AND THE TRIBUNE
         SUB................................................................-18-
         2.1.   Organization................................................-18-
         2.2.   Subsidiaries and Investments................................-18-
         2.3.   Authority of Tribune and the Tribune Sub....................-18-
         2.4.   Financial Statements........................................-20-
         2.5.   Operations Since Balance Sheet Date.........................-20-
         2.6.   No Undisclosed Liabilities..................................-21-
         2.7.   Taxes.......................................................-22-
         2.8.   Availability of Assets and Legality of Use..................-22-
         2.9.   Governmental Permits........................................-22-
         2.10.  Real Property...............................................-23-
         2.11.  Real Property Leases........................................-23-
         2.12.  Condemnation................................................-24-
         2.13.  Personal Property...........................................-24-
         2.14.  Personal Property Leases....................................-24-
         2.15.  Intellectual Property.......................................-24-
         2.16.  Accounts Receivable.........................................-25-
         2.17.  Title to Assets.............................................-25-
         2.18.  Employees...................................................-25-
         2.19.  Employee Relations..........................................-25-
         2.20.  Contracts...................................................-26-
         2.21.  Status of Contracts.........................................-27-
         2.22.  No Violation, Litigation or Regulatory Action...............-28-
         2.23.  Insurance...................................................-28-
         2.24.  Environmental Protection....................................-28-
         2.25.  No Finder...................................................-29-
         2.26.  Status of Tribune and the Tribune Sub.......................-29-

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF MEREDITH AND
         THE MEREDITH SUB...................................................-30-
         3.1.   Organization................................................-30-
         3.2.   Subsidiaries and Investments................................-30-
         3.3.   Authority of the Meredith and the Meredith Subs
                   .........................................................-30-
         3.4.   Title to Assets.............................................-31-
         3.5.   No Finder...................................................-32-
         3.6.   Status of Meredith and the Meredith Sub.....................-32-

ARTICLE IV

         ACTION PRIOR TO THE CLOSING DATE...................................-32-
         4.1.   Investigation of the Tribune Station Business and the
                    Kelly Station Business..................................-32-
         4.2.   Preserve Accuracy of Representations and Warranties
                   .........................................................-33-
         4.3.   FCC Consent; Improvements Act Approval; Other
                    Consents and Approvals..................................-33-
         4.4.   Operations of the Tribune Station Prior to the
                    Closing Date............................................-35-
         4.5.   Operations of the Kelly Station Prior to the Closing
                    Date....................................................-37-
         4.6.   Public Announcement.........................................-37-
         4.7.   Interim Financial Statements................................-37-
         4.8.   Rights of Meredith Under Kelly Merger Agreement.............-37-

ARTICLE V

         ADDITIONAL AGREEMENTS..............................................-38-
         5.1.   Taxes; Sales, Use and Transfer Taxes; Title
                    Insurance...............................................-38-
         5.2.   Employees; Employee Benefit Plans...........................-39-
         5.3.   Control of Operations Prior to Closing Date.................-41-
         5.4.   Closing of Kelly Merger.....................................-41-

ARTICLE VI

         CONDITIONS PRECEDENT TO OBLIGATIONS OF TRIBUNE AND
         THE TRIBUNE SUB....................................................-42-
         6.1.   No Misrepresentation or Breach of Covenants and
                    Warranties..............................................-42-
         6.2.   No Restraint or Litigation..................................-42-
         6.3.   FCC Order...................................................-43-
         6.4.   No Material Adverse Change..................................-43-
         6.5.   Kelly Merger................................................-43-

ARTICLE VII

         CONDITIONS PRECEDENT TO OBLIGATIONS OF MEREDITH
         AND THE MEREDITH SUBS..............................................-44-
         7.1.   No Restraint or Litigation..................................-44-
         7.2.   FCC Order...................................................-44-
         7.3.   Lease Extension.............................................-44-
         7.4.   Transmission Interruption...................................-44-
         7.5.   Kelly Merger................................................-45-

ARTICLE VIII

         INDEMNIFICATION....................................................-45-
         8.1.   Indemnification by Tribune..................................-45-
         8.2.   Indemnification by Meredith.................................-47-
         8.3.   Notice of Claims............................................-48-
         8.4.   Third Party Claims..........................................-49-
         8.5.   No Effect on Adjustment.....................................-50-
         8.6.   Exclusive Remedy............................................-50-

ARTICLE IX

         TERMINATION........................................................-51-
         9.1.   Termination.................................................-51-

ARTICLE X

         GENERAL PROVISIONS.................................................-51-
         10.1.   Survival of Representations, Warranties and
                     Obligations............................................-52-
         10.2.   Confidential Nature of Information.........................-52-
         10.3.   Governing Law; Venue.......................................-53-
         10.4.   Notices....................................................-53-
         10.5.   Successors and Assigns.....................................-54-
         10.6.   Access to Records after Closing............................-54-
         10.7.   Entire Agreement; Amendments...............................-55-
         10.8.   Interpretation.............................................-55-
         10.9.   Waivers....................................................-55-
         10.10.  Expenses...................................................-56-
         10.11.  Partial Invalidity.........................................-56-
         10.12.  Execution in Counterparts..................................-56-
         10.13.  Definitions................................................-56-
         10.14.  Exchange Groups............................................-63-
         10.15.  Allocation Schedule........................................-63-
         10.16.  Board Approval.............................................-63-

Exhibit           Description
-------           -----------
A                 Undertaking and Assumption Relating to the Tribune
                  Station
B                 Undertaking and Assumption Relating to the Kelly
                  Station
C                 Bill of Sale and Assignment Relating to the Tribune
                  Station
D                 Bill of Sale and Assignment Relating to the Kelly
                  Station
E                 Opinion of Counsel for Meredith and the Meredith Sub
F                 Opinion of Counsel for Tribune and the Tribune Subs


Schedule          Description
--------          -----------
2.3                        --       Tribune Conflicts; Consents
2.4                        --       Tribune Station Financial Statements
2.5(A)(B)                  --       Tribune Station Changes in Operations
2.6                        --       Tribune Station Undisclosed Liabilities
2.8                        --       Tribune Station Unavailable Assets
2.9(A)(1),
   (A)(2),(B)              --       Tribune Station Governmental Permits
2.10                       --       Tribune Station Real Property
2.11                       --       Tribune Station Real Property Leases
2.13                       --       Tribune Station Personal Property
2.14                       --       Tribune Station Personal Property Leases
2.15                       --       Tribune Station Intellectual Property
2.18                       --       Tribune Station Employees
2.19(A)(B)                 --       Tribune Station Employee Relations
2.20                       --       Tribune Station Contracts
2.21                       --       Status of Tribune Station Contracts
2.22                       --       Tribune Station Legal Proceedings
2.24                       --       Tribune Station Environmental matters
3.3                        --       Exchange Party Conflicts; Consents
4.4(b)                     --       Conduct of Tribune Station Business
                           --       Conduct of Exchange Station Business

                            ASSET EXCHANGE AGREEMENT


                  ASSET EXCHANGE AGREEMENT, dated as of August 21, 1998 (this "Agreement"), among Tribune Broadcasting Company, a Delaware corporation ("Tribune"), WGNX Inc., a Delaware corporation and a wholly-owned subsidiary of Tribune (the "Tribune Sub"), and Meredith Corporation, an Iowa corporation ("Meredith"), and KCPQ Acquisition Corp., a Washington corporation and a wholly-owned subsidiary of Meredith (the "Meredith Sub").


                              W I T N E S S E T H :
                              ---------------------

                  WHEREAS, the Tribune Sub is engaged in the business of owning and operating Television Broadcast Station WGNX-TV, Channel 46, in Atlanta, Georgia (the "Tribune Station");

                  WHEREAS, Meredith and Meredith Sub have entered into the Agreement and Plan of Merger dated as of August 21, 1998 (the "Kelly Merger Agreement") with Kelly Television Co., a Washington limited partnership ("KTC"), J.S. Kelly L.L.C., a Delaware limited liability company, G.G. Kelly L.L.C., a Delaware limited liability company, and Robert E. Kelly, a natural person (J.S. Kelly, L.L.C., G.G. Kelly, L.L.C. and Robert E. Kelly being referred to collectively herein as the "Partners");

                  WHEREAS, upon consummation of the merger (the "Kelly Merger") of KTC with and into Meredith Sub pursuant to the Kelly Merger Agreement, Meredith Sub will own and have the right to operate Television Broadcast Station KCPQ-TV, Channel 13, in Seattle, Washington (the "Kelly Station");

                  WHEREAS, Tribune and Meredith desire that the Tribune Sub transfer to the Meredith Sub substantially all of the assets, properties and business relating to the Tribune Station in exchange for the transfer by the Meredith Sub to the Tribune Sub of substantially all of the assets, properties and business relating to the Kelly Station owned by the Meredith Sub, all on the terms and subject to the conditions set forth herein; and

                  WHEREAS, pursuant to the like-kind exchange rules under Treasury Regulation Section 1.1031(j)-1 covering exchanges of multiple properties, Tribune and the Tribune Sub desire to structure the transactions contemplated by this Agreement as like-kind exchanges and Meredith and the Meredith Sub have agreed to cooperate therewith.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed among Tribune, the Tribune Sub, Meredith and the Meredith Sub as follows:


                                    ARTICLE I

                               EXCHANGE OF ASSETS
                               ------------------
                  1.1. Transfer of Tribune Station Assets. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, the Tribune Sub shall transfer, assign, convey and deliver to the Meredith Sub, and the Meredith Sub shall receive from the Tribune Sub, free and clear of all Encumbrances (except for Permitted Encumbrances), all of the assets, properties and business (excepting only the Excluded Tribune Assets) of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned or held by Tribune or the Tribune Sub relating to the Tribune Station and the business of the Tribune Station (the "Tribune Station Business") as the same shall exist on the Closing Date (herein collectively referred to as the "Tribune Station Assets"), including, without limitation, all right, title and interest of Tribune and the Tribune Sub in, to and under:

                  (a) All accounts receivable generated by the Tribune Station Business for periods prior to the Closing Date;

                  (b) The broadcast licenses for the Tribune Station (including the right to use the call letters "WGNX") issued by the FCC and all other assignable Tribune Station Governmental Permits listed in Schedule 2.9(A)(1);

                  (c) The real property described in Schedule 2.10 and any option, right or contract to purchase real property described in Schedule 2.10;

                  (d) The real property leases and leasehold improvements listed or described in Schedule 2.11;

                  (e) All machinery, equipment (including computers and office equipment), auxiliary and translator facilities, transmitting towers, transmitters, broadcast equipment, antennae, supplies, inventory (including all films, programs, records, tapes, recordings, compact discs, cassettes, spare parts and equipment), advertising and promotional materials, engineering plans, records and data, vehicles, furniture and other personal property owned by Tribune and the Tribune Sub used in or relating to the Tribune Station, including, without limitation, the items listed or referred to in
Schedule 2.13;

                  (f) The personal property leases and the personal property leased thereunder listed in Schedule 2.14;

                  (g) The trademarks, trade names, service marks and copyrights (and all goodwill associated therewith), registered or unregistered, owned by Tribune or the Tribune Sub relating solely to the Tribune Station or the Tribune Station Business, and the applications for registration thereof and the patents and applications therefor and the licenses relating to any of the foregoing including, without limitation, the items listed in Schedule 2.15;

                  (h) (i) All contracts for the sale of broadcast time for advertising or other purposes made in the ordinary course of the Tribune Station Business and consistent with past practice, (ii) the contracts, agreements or understandings listed or described in Schedule 2.20 and designated on such Schedule as an "Assumed Contract" and (iii) any other contract, agreement or understanding (evidenced in writing) in respect of the Tribune Station Business which (A) is of the general nature described in subsection (b), (c) or (h) of
Section 2.20 but which, by virtue of its specific terms, is not required to be listed in Schedule 2.20 or (B) is entered into after the date hereof consistent with the provisions of Section 4.4 of this Agreement;

                  (i) All advertising customer lists, mailing lists, processes, trade secrets, know-how and other proprietary or confidential information exclusively used in or relating to the Tribune Station Business;

                  (j) All rights, claims or causes of action of Tribune or the Tribune Sub against third parties arising under warranties from manufacturers, vendors and others in connection with the Tribune Station Assets;

                  (k) All prepaid rentals and other prepaid expenses (except for prepaid insurance) arising from payments made in the ordinary course of the operation of the Tribune Station Business prior to the Closing Date for goods or services where such goods or services have not been received at the Closing Date;

                  (l) All jingles, slogans, commercials and other promotional materials used in or relating primarily to the Tribune Station or the Tribune Station Business;

                  (m) All books and records (including all computer programs used primarily in connection with the operation of the Tribune Station Business or the Tribune Station) of Tribune and the Tribune Sub relating to the assets, properties, business and operations of the Tribune Station Business or the Tribune Station including, without limitation, all files, logs, programming information and studies, technical information and engineering data, news and advertising studies or consulting reports and sales correspondence, but excluding any books and records (including computer programs) relating primarily to a business of Tribune unrelated to the Tribune Station Business or the Tribune Station;

                  (n) All cash and cash equivalents (including any marketable securities or certificates of deposit) of the Tribune Sub; and

                  (o) All other assets or properties not referred to above which are reflected on the Tribune Station Closing Date Balance Sheet or the Tribune Station Balance Sheet, except (i) any such assets or properties disposed of after the Balance Sheet Date in the ordinary course of the Tribune Station Business and (ii) Excluded Tribune Assets.

                  1.2. Excluded Tribune Assets. Notwithstanding the foregoing, the Tribune Station Assets shall not include the following (herein referred to as the "Excluded Tribune Assets"):

                  (a) All cash and cash equivalents (including any marketable securities or certificates of deposit) of Tribune;

                  (b) All claims, rights and interests of Tribune or the Tribune Sub in and to any refunds for federal, state or local franchise, income or other Taxes or fees of any nature whatsoever for periods prior to the Closing Date;

                  (c) Any rights, claims or causes of action of Tribune or the Tribune Sub against third parties relating to the assets, properties, business or operations of the Tribune Station Business arising out of transactions occurring prior to the Closing Date, except to the extent and only to the extent any such claims relate to the Tribune Station Assets;

                  (d) All bonds held, contracts or policies of insurance and prepaid insurance with respect to such contracts or policies;

                  (e) Tribune's and the Tribune Sub's corporate seal, corporate minute books, stock record books, corporate records relating to incorporation, corporate Tax returns and related documents and supporting work papers and any other records and returns relating to Taxes, assessments and similar governmental levies (other than real and personal property Taxes, assessments and levies imposed on the Tribune Station Assets);

                  (f) All records prepared in connection with the transfer of the Tribune Station, including bids received from others and analyses relating to the Tribune Station and the Tribune Station Assets;

                  (g) The contracts, agreements or understandings of Tribune and the Tribune Sub listed in Schedule 2.20 and designated on such Schedule as a "Contract Not Assumed";

                  (h) Any trade name, trademarks, service marks or logos using or incorporating the names "Tribune", "Tribune Broadcasting", "TBC" or any variation or derivative thereof;

                  (i) All records and documents relating to Excluded Tribune Assets or to liabilities other than Assumed Tribune Station Liabilities;

                  (j) Tribune's employee benefit agreements, plans or arrangements listed in Schedule 2.20;

                  (k) The licenses and permits issued by the FCC listed on
Schedule 2.9(A)(2); and

                  (l) Any rights of Tribune or the Tribune Sub under or pursuant to this Agreement or the other agreements with Meredith or the Meredith Sub contemplated hereby.

                  1.3. Transfer of Kelly Station Assets. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, the Meredith Sub shall transfer, assign, convey and deliver to the Tribune Sub, and the Tribune Sub shall receive from the Meredith Sub, free and clear of all Encumbrances (except for Permitted Encumbrances), all of the assets, properties and business (excepting only the Excluded Meredith Assets) of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned or held by Meredith or the Meredith Sub relating to the Kelly Station and the business of the Kelly Station (the "Kelly Station Business") as the same shall exist on the Closing Date (herein collectively called the "Kelly Station Assets"), including, without limitation, any right, title and interest of Meredith and the Meredith Sub in, to and under:

                  (a) All accounts receivable generated by the Kelly Station Business for periods prior to the Closing Date;

                  (b) The broadcast licenses for the Kelly Station (including the right to use the call letters "KCPQ") issued by the FCC and all other assignable permits, licenses, franchises, privileges, immunities and other authorizations (the "Kelly Station Governmental Permits") listed in Section 3.11 of the KTC Disclosure Schedule attached to the Kelly Merger Agreement (the "Kelly Disclosure Schedule");

                  (c) The real property described in Section 3.13 of the Kelly Disclosure Schedule and any option, right or contract to purchase real property described in Section 3.12 of the Kelly Disclosure Schedule;

                  (d) The real property leases and leasehold improvements listed or described in Section 3.13 of the Kelly Disclosure Schedule;

                  (e) All machinery, equipment (including computers and office equipment), auxiliary and translator facilities, transmitting towers, transmitters, broadcast equipment, antennae, supplies, inventory (including all films, programs, records, tapes, recordings, compact discs, cassettes, spare parts and equipment), advertising and promotional materials, engineering plans, records and data, vehicles, furniture and other personal property owned by Meredith and the Meredith Sub used in or relating to the Kelly Station, including, without limitation, the items listed or referred to in Section 3.16 of the Kelly Disclosure Schedule;

                  (f) The personal property leases and the personal property leased thereunder listed in Section 3.17 of the Kelly Disclosure Schedule;

                  (g) The trademarks, trade names, service marks and copyrights (and all goodwill associated therewith), registered or unregistered, owned by the Meredith or the Meredith Sub relating solely to the Kelly Station or the Kelly Station Business, and the applications for registration thereof and the patents and applications therefor and the licenses relating to any of the foregoing including, without limitation, the items listed in Section 3.18 of the Kelly Disclosure Schedule;

                  (h) (i) All contracts for the sale of broadcast time for advertising or other purposes relating to the Kelly Station Business, (ii) the contracts, agreements or understandings listed or described in Section 3.13 of the Kelly Disclosure Schedule and (iii) any other contract, agreement or understanding (evidenced in writing) in respect of the Kelly Station Business;

                  (i) All advertising customer lists, mailing lists, processes, trade secrets, know-how and other proprietary or confidential information exclusively used in or relating to the Kelly Station Business;

                  (j) All rights, claims or causes of action of Meredith or the Meredith Sub against third parties arising under warranties from manufacturers, vendors and others in connection with the Kelly Station Assets;

                  (k) All prepaid rentals and other prepaid expenses (except for prepaid insurance) arising from payments made in the ordinary course of the operation of the Kelly Station Business prior to the Closing Date for goods or services where such goods or services have not been received at the Closing Date;

                  (l) All jingles, slogans, commercials and other promotional materials used in or relating primarily to the Kelly Station or the Kelly Station Business;

                  (m) All books and records (including all computer programs used primarily in connection with the operation of the Kelly Station Business or the Kelly Station) of Meredith and the Meredith Sub relating to the assets, properties, business and operations of the Kelly Station Business or the Kelly Station including, without limitation, all files, logs, programming information and studies, technical information and engineering data, news and advertising studies or consulting reports and sales correspondence, but excluding any books and records (including computer programs) relating primarily to a business of Meredith unrelated to the Kelly Station Business or the Kelly Station;

                  (n) All cash and cash equivalents (including any marketable securities or certificates of deposit) of the Meredith Sub;

                  (o) All rights arising under the Kelly Merger Agreement after the consummation of the Kelly Merger, including without limitation those rights arising under Sections 6.02, 6.09, Article VIII, Article X and Article XI of the Kelly Merger Agreement; and

                  (p) All other assets or properties not referred to above which are reflected on the Kelly Station Closing Date Balance Sheet or the balance sheet included in Section 3.06 of the Kelly Disclosure Schedule for the period ending June 30, 1998 (the "Kelly Station Balance Sheet"), except (i) any such assets or properties disposed of after the Balance Sheet Date in the ordinary course of the Kelly Station Business and (ii) Excluded Meredith Assets.

                  1.4. Excluded Meredith Assets. Notwithstanding the foregoing, the Kelly Station Assets shall not include the following (herein referred to as the "Excluded Meredith Assets"):

                  (a) All cash and cash equivalents (including any marketable securities or certificates of deposit) of Meredith;

                  (b) Meredith's and the Meredith Sub's corporate seal, corporate minute books, stock record books, corporate records relating to incorporation, corporate Tax returns and related documents and supporting work papers and any other records and returns relating to Taxes, assessments and similar governmental levies (other than real and personal property Taxes, assessments and levies imposed on the Kelly Station Assets);

                  (c) All records prepared in connection with the transfer of the Kelly Station, including bids received from others and analyses relating to the Kelly Station and the Kelly Station Assets;

                  (d) Any trade name, trademarks, service marks or logos using or incorporating the name "Meredith", "Meredith Broadcasting" "Meredith Television", "Meredith" or any variation or derivative thereof;

                  (e) All records and documents relating to Excluded Meredith Assets or to liabilities other than Assumed Kelly Station Liabilities;

                  (f) All of Meredith's and the Meredith Sub's rights under Sections 2.08 and 2.10 of the Kelly Merger Agreement; and

                  (g) Any rights of Meredith or the Meredith Sub under or pursuant to this Agreement or the other agreements with Tribune or the Tribune Sub contemplated hereby.

                  1.5.   Assumption of Tribune Station Liabilities.   (a)
On the Closing Date, the Meredith Sub shall deliver to the Tribune Sub an undertaking and assumption, in the forms of

Exhibit A, pursuant to which the Meredith Sub shall assume and be obligated for, and shall agree to pay, perform and discharge in accordance with their terms, the following obligations and liabilities of the Tribune Sub (except to the extent such obligations and liabilities constitute Excluded Tribune Station Liabilities):

                  (i) All current liabilities of the Tribune Sub reflected on the Tribune Station Closing Date Balance Sheet, including, without limitation, accounts payable, accrued equipment rentals, accrued salary, payroll and wages, accrued sick pay, accrued accounting fees and expenses, accrued excise, withholding, unemployment, social security, payroll, property, sales and use Taxes;

                  (ii) All liabilities of the Tribune Sub arising after the Closing Date (other than any liability or obligation for breach or default which occurred prior to the Closing) under (A) the Tribune Station Agreements and (B) the leases, contracts and other agreements entered into by the Tribune Sub with respect to the Tribune Station Business after the date hereof consistent with the terms of Section 4.4 of this Agreement;

                  All of the foregoing to be assumed by the Meredith Sub hereunder are referred to herein as the "Assumed Tribune Station Liabilities."

                  (b) Meredith and the Meredith Sub shall not assume or be obligated for any of, and Tribune and the Tribune Sub shall solely retain, pay, perform, defend and discharge all of, their respective liabilities or obligations of any and every kind whatsoever, direct or indirect, known or unknown, absolute or contingent, not expressly assumed by the Meredith Sub under
Section 1.5(a) and, notwithstanding anything to the contrary in Section 1.5(a), none of the following (herein referred to as "Excluded Tribune Station Liabilities") shall be "Assumed Tribune Station Liabilities" for purposes of this Agreement:

                  (i) any foreign, federal, state, county or local income Taxes which arise from the operation of the Tribune Station or the Tribune Station Business or the ownership of the Tribune Station Assets prior to the Closing Date;

                  (ii) any liability or obligation of the Tribune Sub in respect of indebtedness for borrowed money or any intercompany payable of the Tribune Sub or any of its Affiliates;

                  (iii) all liabilities and obligations related to, associated with or arising out of (A) the occupancy, operation, use or control of any of the real property listed or described in Schedule 2.10 or
         Schedule 2.11 prior to the Closing Date or (B) the operation of the Tribune Station Business prior to the Closing Date, in each case incurred or imposed as a requirement of any environmental, health or safety Requirements of Law existing prior to the Closing Date, including, without limitation, any Release or storage of any Contaminants on, at or from (1) any such real property (including, without limitation, all facilities, improvements, structures and equipment thereon, surface water thereon or adjacent thereto and soil or groundwater thereunder) or any conditions whatsoever on, under or in such real property or (2) any real property or facility owned by a third party at which Contaminants generated by the Tribune Station Business were sent prior to the Closing Date;

                  (iv) any costs and expenses incurred by Tribune or the Tribune Sub incident to their negotiation and preparation of this Agreement and their performance and compliance with the agreements and conditions contained herein;

                  (v) any liabilities or obligations, whenever arising, related to, associated with or arising out of the employee benefit agreements, plans or arrangements listed in Schedule 2.20;

                  (vi) any liabilities in respect of the claims, suits, proceedings or investigations arising from pre-Closing operations of the Tribune Station, including, without limitation, those described in
         Schedule 2.22; or

                  (vii) any of Tribune's or the Tribune Sub's liabilities or obligations under this Agreement or the Tribune Ancillary Agreements.

                  1.6.   Assumption of Kelly Station Liabilities.   (a)
On the Closing Date, the Tribune Sub shall deliver to the

Meredith Sub an undertaking and assumption, in the form of Exhibit B, pursuant to which the Tribune Sub shall assume and be obligated for, and shall agree to pay, perform and discharge in accordance with their terms, all obligations and liabilities of the Meredith Sub and all liabilities and obligations of Meredith with respect to the Kelly Station, the Kelly Station Business and, to the extent provided below, the Kelly Merger Agreement(except to the extent such obligations and liabilities constitute Excluded Kelly Station Liabilities) including without limitation:

                  (i) All current liabilities of the Meredith Sub reflected on the Closing Date Kelly Station Balance Sheet, including, without limitation, accounts payable, accrued equipment rentals, accrued salary, payroll and wages, accrued sick pay, accrued accounting fees and expenses, accrued excise, withholding, unemployment, social security, payroll, property, sales and use Taxes; and

                  (ii) All obligations of Meredith and the Meredith Sub arising under the Kelly Merger Agreement after the consummation of the Kelly Merger, including, without limitation, those obligations arising under Sections 6.02, 6.06, 6.09, Article VII, Article VIII and Article X of the Kelly Merger Agreement, but excluding (A) the obligations of Meredith pursuant to Article X of the Kelly Merger Agreement to the extent such obligations relate to the representations and warranties of Meredith and the Meredith Sub contained in the Kelly Merger Agreement and the covenants and agreements of Meredith and the Meredith Sub contained in the Kelly Merger Agreement to be performed prior to the consummation of the Kelly Merger and (B) the obligations of Meredith pursuant to Sections 2.08 and 2.10 of the Kelly Merger Agreement.

                  All of the foregoing to be assumed by the Tribune hereunder are referred to herein as the "Assumed Kelly Station
Liabilities."

                  (b) The Tribune Sub shall not assume or be obligated for any, and Meredith and the Meredith Sub shall solely retain, pay, perform, defend and discharge all of the following (herein referred to as "Excluded Kelly Station Liabilities"):

                  (i) any costs and expenses incurred by the Meredith or the Meredith Sub incident to their negotiation and preparation of this Agreement and their performance and compliance with the agreements and conditions contained herein;

                  (ii) any of the Meredith's or the Meredith Sub's liabilities or obligations under this Agreement or the Meredith Ancillary Agreements.

                  1.7. Closing Date. The exchange of the Tribune Station Assets and the Kelly Station Assets provided for in Section 1.1 (the "Closing") shall be consummated on a date, at a time and in a place agreed upon by Tribune and Meredith, occurring within 10 days after the conditions set forth in Articles VI and VII are satisfied or, if permissible, waived or such other date, as may be agreed upon by Tribune and Meredith (such date and time being hereinafter called the "Closing Date"). Notwithstanding the foregoing, it is the intention and understanding of the parties that the Closing shall occur immediately upon consummation of the Kelly Merger.

                  1.8. Calculation of Estimated Tribune Station Working Capital Amount and Estimated Kelly Station Working Capital Amount; Adjustment. At least three business days prior to the Closing Date, (i) Tribune shall deliver to Meredith a certificate executed on behalf of Tribune by its President or any Vice President, dated the date of its delivery, setting forth Tribune's best estimate of the Closing Date Tribune Station Working Capital Amount (the "Estimated Closing Date Tribune Station Working Capital Amount") which Tribune anticipates based upon the most recent available financial statements of the Tribune Station will be reflected on the Tribune Station Closing Date Balance Sheet prepared in the manner contemplated by Section 1.10 and (ii) Meredith shall deliver to Tribune a certificate executed on behalf of Meredith by its President or any Vice President, dated the date of its delivery, attaching an estimate of the Closing Date Kelly Station Working Capital Amount (the "Estimated Closing Date Kelly Station Working Capital Amount")(it being understood that the Estimated Closing Date Kelly Station Working Capital Amount shall be the Closing Working Capital Estimate (as defined and determined in accordance with the Kelly Merger Agreement)). If either the Estimated Closing Date Tribune Station Working Capital Amount or the Estimated Closing Date Kelly Station Working Capital Amount is not equal to at least $4,000,000, any party having a working capital amount of less than $4,000,000 shall pay to the other party cash at the Closing in an amount equal to the difference between such party's working capital amount and $4,000,000. To the extent that either party has an Estimated Closing Tribune Station Working Capital Amount or Estimated Closing Date Kelly Station Working Capital

Amount, as the case may be, in excess of $4,000,000, the other party shall pay such party cash at the Closing in the amount that when added to such party's working capital amount is equal to the first party's working capital amount; provided, that if each party has a working capital amount in excess of $4,000,000, the party with the lessor working capital amount shall pay to the other party cash at the Closing in the amount that when added to such party's working capital amount is equal to the other party's working capital amount.

                  1.9. Closing Date Deliveries. (a) On the Closing Date, Tribune shall deliver or cause to be delivered to the Meredith Sub (i) a bill of sale and assignment, in the form of Exhibit C, of all of the Tribune Station Assets (other than the real property described in Schedule 2.10), (ii) special warranty deeds conveying to the Meredith Subs the real property described in Schedule 2.10, (iii) all of the documents and instruments required to be delivered by Tribune and the Tribune Sub pursuant to Article VII, (iv) payment by wire transfer of immediately available funds of $10,000,000, (v) a copy of the certificate of incorporation of Tribune and the Tribune Sub certified as of a recent date by the Secretary of State of the State of Delaware, (vi) certificates of good standing of Tribune and the Tribune Sub issued as of a recent date by the Secretary of State of the State of Delaware and a certificate of good standing of the Tribune Sub issued as of a recent date by the Secretary of State of the State of Georgia, (vii) certificates of the secretary or assistant secretary of Tribune and the Tribune Sub as to their respective bylaws, the resolutions of their respective boards of directors and stockholders (if applicable) authorizing the execution and delivery of this Agreement and the transactions contemplated hereby and the incumbency and signatures of their respective officers executing this Agreement and any Tribune Ancillary Agreement, (viii) an assignment, in recordable form, with respect to each of the leases of real estate described in Schedule 2.11, (ix) the undertakings and assumptions described in Section 1.5(a), (x) a certification of non-foreign status, in form and substance reasonably satisfactory to Meredith, in accordance with Treas. Reg. ss. 1.1445-2(b) and (xi) an opinion of Sidley & Austin, counsel to Tribune and the Tribune Sub, in form and substance reasonably satisfactory to Meredith and its counsel, to the effect set forth in Exhibit F.

                  (b) On the Closing Date, Meredith shall deliver or cause to be delivered to the Tribune Sub (i) a bill of sale and assignment, in the form of Exhibit D, of all of the Kelly Station Assets (other than the real property described in Section 3.13 of the Kelly Disclosure Schedule), (ii) special warranty deeds conveying to the Tribune Subs the real property described in Section 3.13 of the Kelly Disclosure Schedule, (iv) all of the documents and instruments required to be delivered by Meredith and the Meredith Sub pursuant to Article VI, (iii) a copy of the charters of Meredith and the Meredith Sub certified as of a recent date by the secretary of state of their respective state of incorporation, (iv) certificates of good standing of Meredith and the Meredith Sub issued as of a recent date by the secretary of state of the state of their respective incorporation, (v) certificates of the secretary or assistant secretary of Meredith and the Meredith Sub as to their respective bylaws, the resolutions of their respective boards of directors and stockholders (if applicable) authorizing the execution and delivery of this Agreement and the transactions contemplated hereby and the incumbency and signatures of their respective officers executing this Agreement and any Meredith Ancillary Agreement, (vi) an assignment, in recordable form, with respect to each of the leases of real estate described in Section 3.13 of the Kelly Disclosure Schedule, (vii) the undertakings and assumptions described in Section 1.6(a), (viii) a certification of non-foreign status, in form and substance reasonably satisfactory to Tribune, in accordance with Treas. Reg. ss. 1.1445- 2(b) and (ix) an opinion of counsel to Meredith and the Meredith Sub reasonably satisfactory to Tribune, to the effect set forth on Exhibit E.

                  1.10.   Closing Date Balance Sheets; Adjustment.  (a)
Promptly after the Closing Date and in any event within 60 days of Closing, Tribune shall prepare a balance sheet of the Tribune Sub (the "Initial Tribune Station Balance Sheet") and Meredith shall provide a balance sheet of the Meredith Sub (the "Initial Kelly Station Balance Sheet") as of 12:01 a.m. on the Closing Date (or, in the case of the Initial Kelly Station Balance Sheet, the effective time of the Kelly Merger, if different). The Initial Tribune Station Balance Sheet and the Initial Kelly Station Balance Sheet shall be prepared in accordance with generally accepted accounting principles applied on a basis consistent with the Tribune Station Balance Sheet and the Kelly Station Balance Sheet, respectively. Notwithstanding the foregoing, it is the understanding of the parties that the Initial Kelly Station Balance Sheet shall be the balance sheet supplied by the Partners to Meredith pursuant to Section 2.10(c) of the Kelly Merger Agreement.

                  (b) During the preparation of such balance sheets and the period of any dispute within the contemplation of this Section 1.10, Tribune and the Meredith shall each (i) provide the other and the other's authorized representatives with full access to the books, records, facilities and employees of the Tribune Station Business and the Kelly Station Business, as the case may be, (ii) provide the other as promptly as practicable after the Closing Date with normal month-end financial information for the period ending on 12:01 a.m. of the Closing Date, and (iii) cooperate fully with the other and the other's authorized representatives, including the provision on a timely basis of all information necessary or useful in preparing such balance sheet.

                  (c) Tribune shall deliver copies of the Initial Tribune Station Balance Sheet to Meredith promptly after they have been prepared, together with Tribune's calculation of the Closing Date Tribune Station Working Capital Amount based on such balance sheets. Meredith shall deliver a copy of the Initial Kelly Station Balance Sheet to Tribune promptly after they have been prepared, together with Meredith's calculation of the Closing Date Kelly Station Working Capital Amount based on such balance sheets. After receipt thereof, Tribune and Meredith shall each have 20 business days to review such balance sheets and calculations, together with the work papers used in the preparation thereof. Each of Tribune and Meredith and their respective authorized representatives shall have full access to all relevant books and records and employees of the other to the extent reasonably required to complete such review. In the event Meredith does not object to the contents of the Initial Tribune Station Balance Sheet and related calculation within 20 business days after its receipt thereof, such balance sheets shall become the "Tribune Station Closing Date Balance Sheet" for all purposes of this Agreement and shall provide the basis for the determination of the Closing Date Tribune Station Working Capital Amount. In the event that Tribune does not object to the contents of the Initial Kelly Station Balance Sheet and related calculation within 10 business days after its receipt thereof, such balance sheets shall become the "Kelly Station Closing Date Balance Sheets" for all purposes of this Agreement and shall provide the basis for the determination of the Closing Date Kelly Station Working Capital Amount. In the event that either Tribune or Meredith objects to the balance sheets and calculation delivered by the other party by written notice to the other party specifying the objections in reasonable detail and the basis therefor, within such time period and in the further event that the other party does not agree with such objections, Tribune and Meredith, within 10 days following such notice of objection (the "Resolution Period"), shall attempt to resolve their differences and any resolution by them (evidenced in writing) as to any disputed amounts shall be final, binding and conclusive. If at the conclusion of the Resolution Period any amounts remain in dispute, then the amounts so in dispute shall be submitted to a firm of nationally recognized independent public accountants (the "Neutral Auditors") selected by Tribune and Meredith within 10 days after the expiration of the Resolution Period. If Tribune and Meredith are unable to agree on the Neutral Auditors, then a nationally recognized accounting firm will be selected by lot from two names submitted by Tribune and two names submitted by Meredith, none of which shall be employed by Tribune or the Tribune Sub and the Meredith or the Meredith Subs or any of their respective Affiliates. The Neutral Auditors shall act as an arbitrator to determine and resolve, based solely on presentations by Tribune and Meredith, and not by independent review, only those issues still in dispute. The Neutral Auditors' determination shall be made within 30 days of their selection, shall be set forth in a written statement delivered to Tribune and Meredith and shall be final, binding and conclusive. The balance sheets finally determined in accordance with this Section shall be the "Tribune Station Closing Date Balance Sheet" and the "Kelly Station Closing Date Balance Sheet" for all purposes of this Agreement and shall provide the basis for the determination of the Closing Date Tribune Station Working Capital Amount and the Closing Date Kelly Station Working Capital Amount. Tribune and Meredith agree to execute, if requested by the Neutral Auditors, a reasonable engagement letter. All fees and disbursements of the Neutral Auditors shall be paid one-half by Tribune and one-half by Meredith.

                  (d) If, upon the final determination thereof, the Closing Date Tribune Station Working Capital Amount is less than the Estimated Closing Date Tribune Station Working Capital Amount, Tribune shall pay to Meredith cash in the amount of such deficiency and if the Closing Date Tribune Station Working Capital Amount is greater than the Estimated Closing Date Tribune Station Working Capital Amount, Meredith shall pay to Tribune cash in the amount of such excess. If, upon the final determination thereof, the Closing Date Kelly Station Working Capital Amount is less than the Estimated Closing Date Kelly Station Working Capital Amount, Meredith shall pay to Tribune cash in the amount of such deficiency and if the Closing Date Kelly Station Working Capital Amount is greater than the Estimated Closing Date Kelly Station Working Capital Amount, Tribune shall pay to Meredith cash in the amount of such excess. All amounts due and owing pursuant to this Section 1.10(d) shall be paid within 10 days after final determination of the Closing Date Tribune Station Working Capital Amount and the Closing Date Kelly Station Working Capital Amount, by wire transfer of immediately available funds, plus interest on such amounts from the Closing Date to but excluding the date of payment at a rate per annum equal to the corporate base rate of interest announced on the Closing Date by The First National Bank of Chicago.

                  1.11. Further Assurances. (a) On the Closing Date, Tribune shall and shall cause the Tribune Sub to (i) deliver to Meredith such other bills of sale, deeds, endorsements, assignments and other good and sufficient instruments of conveyance and transfer as Meredith may reasonably request or as may be otherwise reasonably necessary to vest in the Meredith Sub all the right, title and interest of Tribune and the Tribune Sub in, to or under any or all of the Tribune Station Assets and (ii) take all steps as may be reasonably necessary to put the Meredith Sub in actual possession and control of all the Tribune Station Assets. From time to time following the Closing, Tribune shall execute and deliver, or cause to be executed and delivered, to the Meredith Sub such other instruments of conveyance and transfer as the Meredith may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, the Meredith Sub and put the Meredith Sub in possession of, any part of the Tribune Station Assets, and, in the case of licenses, certificates, approvals, authorizations, agreements, contracts, leases, easements and other commitments included in the Tribune Station Assets which cannot be transferred or assigned effectively without the consent of third parties, which consent has not been obtained prior to the Closing, to cooperate with Meredith at its reasonable request in endeavoring to obtain such consent. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any license, certificate, approval, authorization, agreement, contract, lease, easement or other commitment included in the Tribune Station Assets if an attempted assignment thereof without the consent of a third party thereto would constitute a breach thereof.

                  (b) On the Closing Date, Meredith shall and shall cause the Meredith Sub to (i) deliver to Tribune such other bills of sale, deeds, endorsements, assignments and other good and sufficient instruments of conveyance and transfer as Tribune may reasonably request or as may be otherwise reasonably necessary to vest in the Tribune Sub all the right, title and interest of the Meredith and the Meredith Sub in, to or under any or all of the Kelly Station Assets and (ii) take all steps as may be reasonably necessary to put the Tribune Sub in actual possession and control of all the Kelly Station Assets. From time to time following the Closing, Meredith shall execute and deliver, or cause to be executed and delivered, to the Tribune Sub such other instruments of conveyance and transfer as Tribune may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, the Tribune Sub and put the Tribune Sub in possession of, any part of the Kelly Station Assets, and, in the case of licenses, certificates, approvals, authorizations, agreements, contracts, leases, easements and other commitments included in the Kelly Station Assets which cannot be transferred or assigned effectively without the consent of third parties which consent has not been obtained prior to the Closing, to cooperate with Tribune at its reasonable request in endeavoring to obtain such consent. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any license, certificate, approval, authorization, agreement, contract, lease, easement or other commitment included in the Kelly Station Assets if an attempted assignment thereof without the consent of a third party thereto would constitute a breach thereof.


                                   ARTICLE II

         REPRESENTATIONS AND WARRANTIES OF TRIBUNE AND THE TRIBUNE SUB
         -------------------------------------------------------------
                  As an inducement to Meredith and the Meredith Sub to enter into this Agreement and to consummate the transactions contemplated hereby, Tribune the Tribune Sub represent and warrant to Meredith and the Meredith Subs and agree as follows:

                  2.1. Organization. Tribune and the Tribune Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Tribune Sub has requisite corporate power and authority to own or lease and to operate the Tribune Station, to use the Tribune Station Assets and to carry on the Tribune Station Business as now conducted by it.

                  2.2. Subsidiaries and Investments. Other than the Tribune Sub, Tribune does not, directly or indirectly (a) own, of record or beneficially, any outstanding voting securities or other equity interests in any corporation, partnership, joint venture or other entity which is primarily involved in or relates primarily to the Tribune Station Business or (b) otherwise control any such corporation, partnership, joint venture or other entity which is involved primarily in or relates primarily to the Tribune Station Business.

                  2.3. Authority of Tribune and the Tribune Sub. (a) Each of Tribune and the Tribune Sub has requisite corporate power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by Tribune or the Tribune Sub pursuant hereto (collectively, the "Tribune Ancillary Agreements"), to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof.

                  (b) The execution, delivery and performance of this Agreement and the Tribune Ancillary Agreements by Tribune and the Tribune Sub (to the extent a party thereto) have been duly authorized and approved by all necessary action of Tribune and the Tribune Sub and do not require any further authorization or consent of Tribune or the Tribune Sub, or their respective stockholders. This Agreement is, and each Tribune Ancillary Agreement when executed and delivered by Tribune or the Tribune Sub and the other parties thereto will be, a legal, valid and binding agreement of Tribune and the Tribune Sub (to the extent a party thereto) enforceable in accordance with its respective terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (c) Except as set forth in Schedule 2.3, neither the execution and delivery by Tribune or the Tribune Sub of this Agreement and the Tribune Ancillary Agreements or the consummation by Tribune and the Tribune Sub of any of the transactions contemplated hereby or thereby nor compliance by Tribune and the Tribune Sub with or fulfillment by Tribune and the Tribune Sub of the terms, conditions and provisions hereof or thereof will:

                  (A) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the Tribune Station Assets under, the certificate of incorporation or bylaws of Tribune or the Tribune Sub, any Tribune Station Agreement, any Tribune Station Governmental Permit or any judgment, order, award or decree to which Tribune or the Tribune Sub is a party or any of the Tribune Station Assets is subject or by which Tribune or the Tribune Sub is bound, or any statute, other law or regulatory provision affecting Tribune or the Tribune Sub or the Tribune Station Assets; or

                  (B) require the approval, consent, authorization or act of, or the making by Tribune or the Tribune Sub of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental or regulatory authority or body, except for such of the foregoing as are necessary pursuant to the Improvements Act or the Communications Act.

                  2.4. Financial Statements. Schedule 2.4 contains (a) the unaudited balance sheets of the business of the Tribune Station as of December 29, 1996 and December 28, 1997, respectively, and the related statements of income for the years then ended and (b) the unaudited balance sheet (the "Tribune Station Balance Sheet") of the business of the Tribune Station as of June 28, 1998 (the "Balance Sheet Date") and the related statement of income for the six months then ended. Except as set forth in Schedule 2.4, such balance sheets and statements of income have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the financial position and results of operations of the Tribune Station Business in all material respects as of their respective dates and for the respective periods covered thereby subject to the absence of footnotes and normal year-end adjustments.

                  2.5. Operations Since Balance Sheet Date. (a) Except as set forth in Schedule 2.5(A), to the best of Tribune's knowledge, during the period from the Balance Sheet Date to the date hereof, inclusive, there has been:

                  (i) no material adverse change in the financial condition or the results of operations of the Tribune Station or its business from that reflected on the financial statements set forth in Schedule 2.4, other than any change or effect affecting the U.S. economy or the U.S. broadcasting industry in general; or

                 (ii) no damage, destruction, loss or claim (whether or not covered by insurance) or condemnation or other taking which materially adversely affects the Tribune Station Assets, the Tribune Station or its business.

                  (b) Except as set forth in Schedule 2.5(B) hereto, since the Balance Sheet Date the business of the Tribune Station has been conducted only in the ordinary course and in conformity with past practice. Without limiting the generality of the foregoing, since the Balance Sheet Date, except as set forth in such Schedule, neither Tribune or the Tribune Sub has, in respect solely of the Tribune Station:

                  (i) sold, leased, transferred or otherwise disposed of (including any transfers to any Affiliate of Tribune), or mortgaged or pledged, or imposed or suffered to be imposed any Encumbrance (other than Permitted Encumbrances) on, any of the Tribune Station Assets, other than personal property having a value, in the aggregate, of less than $50,000 sold or otherwise disposed of for fair value in the ordinary course of the Tribune Station Business consistent with past practice;

                 (ii) canceled without fair consideration therefor any debts owed to or claims held by Tribune or the Tribune Sub relating to the Tribune Station (including the settlement of any claims or litigation) or waived any right of significant value to Tribune or the Tribune Sub relating to the Tribune Station, other than in the ordinary course of the Tribune Station Business consistent with past practice;

                (iii) created, incurred, guaranteed or assumed, or agreed to create, incur, guarantee or assume, any indebtedness for borrowed money or entered into any capitalized leases;

                 (iv) accelerated collection of notes or accounts receivable generated by the Tribune Station Business to a date prior to the date such collection would have occurred in the ordinary course of the Tribune Station Business;

                  (v) delayed payment of any account payable or other liability of the Tribune Station Business beyond its due date or the date when such liability would have been paid in the ordinary course of the Tribune Station Business consistent with past practice;

                 (vi) granted or instituted any increase in any rate of salary or compensation or any profit sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan other than in the ordinary course of the Tribune Station Business consistent with past practices; or

                (vii) entered into any agreement or made any commitment to take any action described in subparagraphs (i) through (vi) above.

                  2.6. No Undisclosed Liabilities. Except as set forth in
Schedule 2.6, to the best of Tribune's knowledge, neither Tribune nor the Tribune Sub is subject, with respect to the Tribune Station Business, to any liability (including, without limitation, unasserted claims, whether known or unknown), whether absolute, contingent, accrued or otherwise, which is not shown or reserved for in the Tribune Station Balance Sheet, other than liabilities of the same nature as those set forth in the Tribune Station Balance Sheet and the notes thereto and incurred in the ordinary course of the Tribune Station Business after the Balance Sheet Date.

                  2.7. Taxes. Each of Tribune and the Tribune Sub has, in respect of the Tribune Station Business, either filed or obtained extensions for filings pursuant to established procedures all foreign, federal, state, county or local income, excise, property, sales, use, franchise or other Tax returns and reports which are required to have been filed by it under applicable law on or prior to the date of this Agreement and has paid or made provision for the payment of all Taxes which have become due pursuant to such returns or pursuant to any assessments which have become payable and which are not being contested in good faith by appropriate proceedings. All monies required to be withheld by the Tribune Sub from employees of the Tribune Station Business for income Taxes, social security and other payroll Taxes have been collected or withheld, and either paid to the respective Governmental Bodies, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of the Tribune Sub.

                  2.8. Availability of Assets and Legality of Use. Except as set forth in Schedule 2.8 and except for the Excluded Tribune Assets, the Tribune Station Assets constitute all the assets used in the conduct of the Tribune Station Business and are in good and serviceable condition (subject to normal wear and tear).

                  2.9. Governmental Permits. (a) The Tribune Sub owns, holds, or possesses the Tribune Station FCC Authorizations and all other governmental licenses, franchises, permits, privileges, immunities, approvals and other authorizations which are necessary to entitle it to own or lease, operate and use the Tribune Station Assets and the Tribune Station and to carry on and conduct the Tribune Station Business as currently conducted

(herein collectively referred to as "Tribune Station Governmental Permits"), except for such Tribune Station Governmental Permits which the failure to so own, hold or possess would not have a material adverse effect on the operations and financial condition of the Tribune Stations, individually and taken as a whole. Schedule 2.9(A)(1) sets forth a list and brief description of each such Tribune Station Governmental Permit held by the Tribune Sub as of the date of this Agreement, except for such incidental licenses, permits and other authorizations which would be readily obtainable by any qualified applicant without undue burden in the event of any lapse, termination, cancellation or forfeiture thereof. Schedule 2.9(A)(2) sets forth a list of licenses and permits issued to the Tribune Sub by the FCC that are not used in connection with the operation of the Tribune Station.

                  (b) Except as set forth in Schedule 2.9(B), the Tribune Sub has fulfilled and performed in all material respects its obligations under each of such Tribune Station Governmental Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a material breach or material default under any such Tribune Station Governmental Permit. No notice of cancellation, of default or of any dispute concerning any Tribune Station Governmental Permit, or of any event, condition or state of facts described in the preceding sentence, has been received by Tribune. Except as set forth in Schedule 2.9(B), each of the Tribune Station Governmental Permits is valid, subsisting and in full force and effect, and, subject to the receipt of the FCC Order, to the best knowledge of Tribune, may be assigned and transferred to the Meredith Sub in accordance with this Agreement and at the time of assignment to the Meredith Sub will be in full force and effect, in each case without (a) the occurrence of any breach, default or forfeiture of rights thereunder or (b) the consent, approval, or act of, or the making of any filing with, any Governmental Body or other party (other than the FCC as contemplated by Section 4.3). The Tribune Station is being operated in all material respects in accordance with the Tribune Station FCC Authorizations and in compliance in all material respects with the Communications Act, the rules and regulations thereunder, and all other laws and regulations, federal, state and local, applicable to the Tribune Station. Tribune has not received any notice of any violations of the Tribune Station FCC Authorizations, the Communications Act and the rules and regulations thereunder. There is no action by or before the FCC currently pending or, to the best knowledge of Tribune, threatened to revoke, cancel, rescind, modify or refuse to renew in the ordinary course any of the Tribune Station FCC Authorizations.

                  2.10. Real Property. Schedule 2.10 contains a brief description of each parcel of real property owned by Tribune or the Tribune Sub (exclusively or otherwise) and used in or relating to the Tribune Station Business (showing the record title holder, legal description, location and any indebtedness secured by a mortgage or other lien thereon) and of each option, right or contract to purchase held by Tribune or the Tribune Sub to acquire any real property for use in connection with the Tribune Station Business.

                  2.11. Real Property Leases. Schedule 2.11 sets forth a list and brief description of each lease or similar agreement (showing the rental, expiration date, renewal and the location of the real property covered by such lease or other agreement) under which Tribune or the Tribune Sub is lessee of, or holds or operates, any real property owned by any third party and used in or relating to the Tribune Station Business.

                  2.12. Condemnation. (a) Neither the whole nor any part of any real property owned by Tribune or the Tribune Sub nor, to Tribune's knowledge, any property leased by Tribune or the Tribune Sub, in connection with the Tribune Station Business is subject to any pending suit for condemnation or other taking by any public authority and (b) to the best knowledge of Tribune, no such condemnation or other taking is threatened.

                  2.13. Personal Property. Schedule 2.13 contains a list as of December 28, 1997 of all machinery, equipment, vehicles, furniture and other personal property owned by Tribune or the Tribune Sub having an original cost of $10,000 or more and used in or relating to the Tribune Station Business.

                  2.14. Personal Property Leases. Schedule 2.14 contains a brief description of each lease or other agreement or right, whether written or oral (including in each case the rental, the expiration date thereof and a brief description of the property covered), under which a Tribune Sub is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third party and used in or relating to the Tribune Station Business and which is not terminable by the Tribune Sub without penalty on 30 days' notice or less and which provides for annual rentals in excess of $10,000.

                  2.15. Intellectual Property. Schedule 2.15 contains a list of:
(i) all trademarks, service marks, trade names and copyrights used solely in connection with the Tribune Station Business for which registrations have been issued to Tribune or the Tribune Sub or applications for registrations have been made by Tribune or the Tribune Sub and (ii) all licenses, agreements or other arrangements under which Tribune or the Tribune Sub, solely in connection with the Tribune Station Business, has the right to use any trademark, service mark, trade name or copyright (other than such as are included in the Tribune Station

Agreements). Neither, Tribune nor the Tribune Sub owns, or has applied for, any patents, in connection with the Tribune Station Business. To the best knowledge of Tribune, no proceedings have been instituted, are pending or are threatened which challenge the validity of the ownership or use by Tribune or the Tribune Sub of any trademarks, trade names, copyrights or patents related to the Tribune Station Business. Except as set forth in Schedule 2.15, neither Tribune nor the Tribune Sub has licensed anyone to use any trademarks, trade names or copyrights of Tribune or the Tribune Sub related to the Tribune Station Business. Except as set forth in Schedule 2.15, and other than as are included in the Tribune Station Agreements, the Tribune Sub owns, or has the royalty-free right to use, all trademarks, service marks, trade names, copyrights or patents used in the operation of the Tribune Station Business. Except as set forth in Schedule 2.15, no trademark, service mark, trade name or copyright listed in Schedule 2.15 is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Tribune Sub or restricting the licensing thereof by the Tribune Sub to any person.

                  2.16. Accounts Receivable. All accounts receivable of the Tribune Sub relating to the Tribune Station Business have arisen from bona fide transactions by the Tribune Sub in the ordinary course of the Tribune Station Business and, to the best knowledge of Tribune, constitute only valid claims which are not subject to counterclaims or setoffs.

                  2.17. Title to Assets. The Tribune Sub has good and marketable title to all of the tangible personal properties included in the Tribune Station Assets, free and clear of all Encumbrances, except for Permitted Encumbrances. Upon delivery to the Meredith Sub on the Closing Date of the documents contemplated by Section 1.9(a), the Tribune Sub will thereby transfer to the Meredith Sub good and marketable title to the Tribune Station Assets, subject to no Encumbrances, except for Permitted Encumbrances.

                  2.18. Employees. Schedule 2.18 contains: (a) a list of all individuals employed by the Tribune Sub in connection with the Tribune Station Business as of August 19, 1998; and (b) the then current rate of compensation provided by the Tribune Sub to such employees.

                  2.19. Employee Relations. (a) Except as set forth in Schedule 2.19(A), the Tribune Sub has complied in respect of the Tribune Station Business in all material respects with all applicable laws, rules and regulations which relate to prices, wages, hours, discrimination in employment and collective bargaining and to the operation of the Tribune Station Business and is not liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing.

                  (b) Except as set forth in Schedule 2.19(B), as of the date of this Agreement, there is no (i) unfair labor practice charge or complaint against Tribune or the Tribune Sub in respect of the Tribune Station Business pending before the National Labor Relations Board, any state labor relations board or any court or tribunal and, to the best knowledge of Tribune, none is or has been threatened, or (ii) strike, dispute, request for representation, slowdown or stoppage pending against the Tribune Sub in respect of the Tribune Station Business and, to the best knowledge of Tribune, none is or has been threatened.

                  2.20. Contracts. Except as set forth in Schedule 2.20 or any other Schedule hereto, as of the date of this Agreement, neither Tribune nor the Tribune Sub is, with respect to the Tribune Station Business, a party to or bound by:

                  (a)  Any contract for the purchase or sale of real property;

                  (b) Any contract for the purchase, rental or use of any films, recordings, television programming or programming services which is not terminable by Tribune or the Tribune Sub without penalty on 30 days' notice or less or which provides for performance over a period of more than 90 days or which involves the payment after the date hereof of more than $20,000;

                  (c) Any contract for the purchase of merchandise, supplies or personal property or for the receipt of services (other than services referred to in clause (b) above) which is not terminable by Tribune or the Tribune Sub on 30 days' notice or less or which provides for performance over a period of more than 90 days or which involves the payment after the date hereof of more than $20,000;

                  (d) Any contract for the sale of broadcast time for advertising or other purposes which was not made in the ordinary course of the Tribune Station Business and consistent with past practice;

                  (e) Any guarantee of the obligations of the Tribune Station's customers, suppliers, or employees;

                  (f) Any sales agency, advertising representative or advertising or public relations contract which is not terminable by Tribune or the Tribune Sub without penalty on 30 days' notice or less or which provides for payments over a period of more than

90 days or which involves the payment after the date hereof of more than $20,000;

                  (g) Any barter agreement or other agreement with advertisers for broadcasting or commercial time on the Tribune Station in exchange for goods or services;

                  (h) Any employee collective bargaining agreement, employment agreement (other than employment agreements terminable without premium or penalty on notice of 30 days or less under which the only monetary obligation is to make current wage or salary payments and provide current fringe benefits), consulting, advisory or service agreement, deferred compensation agreement or covenant not to compete;

                  (i) Any employees' pension, profit-sharing, stock option, bonus, incentive, stock purchase, welfare, life insurance, hospital or medical benefit plan or other employee benefit agreement or plan; or

                  (j) Any other contract, agreement, commitment, understanding or instrument which is material to the Tribune Station Business.

Schedule 2.20 also indicates whether each contract, agreement or other instrument listed therein is to be deemed an "Assumed Contract" or a "Contract Not Assumed" for purposes of this Agreement.

                  2.21. Status of Contracts. Except as set forth in Schedule
2.21 or in any other Schedule hereto, each of the leases, contracts and other agreements listed in Schedules 2.11, 2.14, 2.15 and 2.20 (provided, in the case of Schedule 2.20, such contract or other agreement is designated therein as an "Assumed Contract"), but excluding the contracts and other agreements designated in Schedule 2.20 as a "Contract Not Assumed," (the "Tribune Station Agreements") constitutes a valid and binding obligation of Tribune or the Tribune Sub and, to the best knowledge of Tribune, the other parties thereto (subject to bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally) and is in full force and effect (subject to bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally) and (except as set forth in Schedule 2.3 and except for those Tribune Station Agreements which by their terms will expire prior to the Closing Date or will be otherwise terminated prior to the Closing Date in accordance with the provisions hereof) may be transferred to the Meredith Sub pursuant to this Agreement and will be in full force and effect at the time of such transfer, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. Tribune and the Tribune Sub have fulfilled and performed in all material respects their respective obligations under each of the Tribune Station Agreements to which they are a party, and neither Tribune nor the Tribune Sub is in, or alleged to be in, breach or default under any of the Tribune Station Agreements and, to the best knowledge of Tribune, no other party to any of the Tribune Station Agreements has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Tribune Sub or, to the best knowledge of Tribune, by any such other party. Complete and correct copies of each of the Tribune Station Agreements, together with all amendments thereto, have heretofore been delivered or made available to Meredith by Tribune.

                  2.22. No Violation, Litigation or Regulatory Action. Except as set forth in Schedule 2.22:

                  (a) Each of Tribune and the Tribune Sub has complied in all material respects with all laws, regulations, rules, writs, injunctions, ordinances, franchises, decrees or orders of any court or of any foreign, federal, state, municipal or other Governmental Body which are applicable to the Tribune Station Assets, the Tribune Stations or the Tribune Station Business, except where the failure to comply would not have a material adverse effect on the operating and financial condition of the Tribune Station Business, individually and taken as a whole;

                  (b) There are no lawsuits, suits or proceedings pending or, to the best knowledge of Tribune, threatened against Tribune or the Tribune Sub in respect of the Tribune Station Assets, the Tribune Station or the Tribune Station Business; and

                  (c) To the best knowledge of Tribune, there are no claims or investigations pending or threatened against Tribune or the Tribune Sub in respect of the Tribune Station Assets, the Tribune Station or the Tribune Station Business; and

                  (d) There is no action, suit or proceeding pending or, to the best knowledge of Tribune, threatened which questions the legality or propriety of the transactions contemplated by this Agreement.

                  2.23. Insurance. The Tribune Sub maintains in respect of the Tribune Station Assets, the Tribune Station and the Tribune Station Business policies of fire and extended coverage and casualty, liability and other forms of insurance in such amounts and against such risks and losses as are in the judgment of Tribune prudent for the Tribune Station Business. All such policies are currently in full force and effect and the Tribune Sub shall keep such insurance policies or comparable insurance policies in full force and effect through the Closing Date.

                  2.24. Environmental Protection. (a) Except as set forth in
Schedule 2.24, to the best knowledge of Tribune, neither the Tribune Station or the Tribune Station Business nor any of the present properties, assets or operations relating thereto are subject to any order from or agreement with any Governmental Body or private party respecting (i) any environmental, health or safety Requirements of Law, (ii) any Remedial Action or (iii) any Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment.

                  (b) Except as set forth in Schedule 2.24, there is not now, nor has there ever been on or in the Tribune Station Assets or, to the knowledge of Tribune, the past properties of the Tribune Station Business:

                  (i) any Release of any Contaminant on, in, under or from such properties;

                 (ii) any underground storage tanks or surface impoundments;

                (iii)  any asbestos containing material; or

                 (iv) any polychlorinated biphenyls (PCB) used in hydraulic oils, electrical transformers or other equipment.

                  (c) Except as set forth in Schedule 2.24, Tribune has not received in respect of the Tribune Station Assets, the Tribune Station or the Tribune Station Business any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment.

                  (d) Except as set forth in Schedule 2.24, to the best knowledge of Tribune, none of the Tribune Station Assets or present or past operations of the Tribune Station is the subject of any investigation by any Governmental Body evaluating whether any Remedial Action is needed to respond to a Release or threatened Release of a Contaminant into the environment.

                  2.25. No Finder. Neither Tribune, the Tribune Sub nor any party acting on their behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary, except for Merrill Lynch & Co., for or on account of the transactions contemplated by this Agreement.

                  2.26. Status of Tribune and the Tribune Sub. Each of Tribune and the Tribune Sub is, or on the Closing Date will be, legally qualified to own, operate and control the Kelly Station pursuant to the Communications Act and the rules, regulations and policies of the FCC.


                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF MEREDITH AND
                 ----------------------------------------------
                                THE MEREDITH SUB
                                ----------------
                  As an inducement to Tribune and the Tribune Sub to enter into this Agreement and to consummate the transactions contemplated hereby, Meredith and the Meredith Sub represent and warrant to Tribune and the Tribune Sub and agree as follows:

                  3.1. Organization. Each of Meredith and the Meredith Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

                  3.2. Subsidiaries and Investments. Other than the Meredith Sub, Meredith does not, directly or indirectly (a) own, of record or beneficially, any outstanding voting securities or other equity interests in any corporation, partnership, joint venture or other entity which is primarily involved in or relates primarily to the Kelly Station Business or (b) otherwise control any such corporation, partnership, joint venture or other entity which is involved primarily in or relates primarily to the Kelly Station Business.

                  3.3. Authority of the Meredith and the Meredith Subs. (a) Each of Meredith and the Meredith Sub has requisite corporate power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by Meredith or the Meredith Sub pursuant hereto (collectively, the "Meredith Ancillary Agreements") and the Kelly Merger Agreement, to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof.

                  (b) The execution, delivery and performance of this Agreement, the Kelly Merger Agreement and the Meredith Ancillary Agreements by Meredith and the Meredith Sub (to the extent a party thereto) have been duly authorized and approved by all necessary action of Meredith and the Meredith Sub and do not require any further authorization or consent of Meredith or the Meredith Sub, or their respective stockholders. Each of this Agreement and the Kelly Merger Agreement is, and each Meredith Ancillary Agreement when executed and delivered by Meredith or the Meredith Sub and the other parties thereto will be, a legal, valid and binding agreement of Meredith and the Meredith Sub (to the extent a party thereto) enforceable in accordance with its respective terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (c) Except as set forth in Schedule 3.3 and except as results from conditions, circumstances and legal relationships, unrelated to Meredith or the Meredith Sub, in existence prior to the consummation of the Kelly Merger, neither the execution and delivery by Meredith or the Meredith Sub of this Agreement, the Kelly Merger Agreement and the Meredith Ancillary Agreements or the consummation by Meredith and the Meredith Sub of any of the transactions contemplated hereby or thereby nor compliance by Meredith and the Meredith Sub with or fulfillment by Meredith and the Meredith Sub of the terms, conditions and provisions hereof or thereof will:

                  (A) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the Kelly Station Assets under, the charter or bylaws of Meredith or the Meredith Sub, any Kelly Station Agreement, any Kelly Station Governmental Permit or any judgment, order, award or decree (i) to which Meredith or the Meredith Sub is a party or any of the Kelly Station Assets is subject or by which Meredith or the Meredith Sub is bound, or any statute, other law or regulatory provision affecting or which will, after consummation of the Kelly Merger, affect Meredith, and the Meredith Sub or the Kelly Station Assets or (ii) to which, upon consummation of the Kelly Merger, Meredith or the Meredith Sub will be a party or by which Meredith or the Meredith Sub will be bound; or

                  (B) require the approval, consent, authorization or act of, or the making by Meredith or the Meredith Sub of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental or regulatory authority or body, except for such of the foregoing as are necessary pursuant to the Improvements Act, the

Communications Act or pursuant to any contract, agreement or instrument of KTC.

                  3.4. Title to Assets. On the Closing Date, the Meredith Sub will have good and marketable title to all of the tangible personal properties included in the Kelly Station Assets, free and clear of all Encumbrances, except for Permitted Encumbrances, and subject to any Encumbrances or other conditions in existence immediately prior to the consummation of the Kelly Merger. Upon delivery to the Tribune Sub on the Closing Date of the documents contemplated by
Section 1.9(b), the Meredith Sub will thereby transfer to the Tribune Sub good and marketable title to the Kelly Station Assets, subject to no Encumbrances, except for Permitted Encumbrances, and subject to any Encumbrance or other conditions in existence immediately prior to the consummation of the Kelly Merger.

                  3.5. No Finder. Neither Meredith, the Meredith Sub nor any party acting on their behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

                  3.6. Status of Meredith and the Meredith Sub. Meredith and the Meredith Sub are legally qualified to purchase, own operate and control the Tribune Station pursuant to the Communications Act and the rules, regulations and policies of the FCC.



                                   ARTICLE IV

                        ACTION PRIOR TO THE CLOSING DATE
                        --------------------------------
                  The respective parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date:

                  4.1. Investigation of the Tribune Station Business and the Kelly Station Business. Upon the request of Meredith, with respect to the Tribune Station Business, or Tribune, with respect to the Kelly Station Business (the "Investigating Party"), the other party hereto (the "Investigated Party") shall and shall cause its subsidiaries party hereto to afford to the officers, employees and authorized representatives of the Investigating Party (including, without limitation, independent public accountants, attorneys and consultants) reasonable access during normal business hours, and upon not less than 24-hours prior notice, to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation) of the Tribune Station Business or the Kelly Station Business, as the case may be, to the extent the Investigating Party shall reasonably deem necessary or desirable and shall furnish to the Investigating Party or its authorized representatives such additional information concerning the Tribune Station Business or the Kelly Station Business, as the case may be, as shall be reasonably requested; provided, however, that the Investigated Party shall not be required to violate any obligation of confidentially to which it is subject in discharging its obligations pursuant to this Section 4.1; and provided, further; that during the period from the date hereof until the consummation of the Kelly Merger Meredith's obligations pursuant to this Section
4.1 shall be limited to using commercially reasonable efforts to cause KTC to provide Tribune with access as provided above, provided that, in the event that KTC does not grant Tribune access as provided in this Section 4.1, Meredith agrees to exercise its rights under the Kelly Merger Agreement to perform such investigation of the Kelly Station as Tribune shall reasonably request, at Tribune's cost, and to provide Tribune with the results of such investigation. Each Investigating Party agrees that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of the Investigated Party.

                  4.2. Preserve Accuracy of Representations and Warranties. Each of the parties hereto shall refrain from taking any action which would render any representation or warranty contained in Article II or III of this Agreement inaccurate as of the Closing Date and Meredith shall refrain from taking any action which would render any representation or warranty contained in the Kelly Merger Agreement inaccurate. Each party shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement or the Kelly Merger Agreement. Tribune shall promptly notify Meredith, and Meredith shall promptly notify Tribune, of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced which would have been listed in
Schedule 2.22 or which would constitute a breach of Section 5.05 of the Kelly Merger Agreement, as the case may be, if such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof.

                  4.3. FCC Consent; Improvements Act Approval; Other Consents and Approvals. (a) As promptly as practicable after the date hereof but in any event no later than 5 business days thereafter, the Tribune Sub and the Meredith Sub shall file with the FCC applications requesting its consent to the assignment of the Tribune Station FCC Authorizations (and any extensions or renewals thereof) to the Meredith Sub from the Tribune Sub and its consent to the assignment of the Kelly Station FCC Authorizations (and any extensions or renewals thereof) to Tribune from the Meredith Sub or from KTC, as applicable. Tribune and Meredith will cooperate in the preparation of such applications (including the furnishing to each other of copies of such applications prior to filing) and will diligently take, or cooperate in the taking of, all necessary, desirable and proper steps, provide any additional information reasonably required and otherwise use their best efforts to obtain promptly the requested consent and approval of the FCC. Any fees assessed by the FCC incident to the filing or grant of such applications shall be borne equally by Tribune and Meredith, with each party responsible for one-half of any such fees so assessed. Each of Tribune and Meredith shall make available to the other, promptly after the filing thereof, copies of all reports filed by it or its Affiliates on or prior to the Closing Date with the FCC in respect of the Tribune Stations or the Kelly Stations, as the case may be.

                  (b) As promptly as practicable after the date hereof but in any event no later than 20 days thereafter, Tribune and Meredith shall file with the Federal Trade Commission and the Antitrust Division of the Department of Justice the notifications and other information required to be filed by such commission or department under the Improvements Act, or any rules and regulations promulgated thereunder, with respect to the transactions contemplated hereby. Each of Tribune and Meredith covenants to file as promptly as practicable such additional information as may be requested to be filed by such commission or department. Each of Tribune and the Meredith warrants that all such filings by it will be, as of the date filed, true and accurate in all material respects and in accordance with the requirements of the Improvements Act and any such rules and regulations. Each of Tribune and Meredith agrees to make available to the other such other information as may be required by such commission or department to be filed as additional information requested by such agencies under the Improvements Act and such rules and regulations. Tribune and Meredith shall bear equally the cost of any filing fees payable under the Improvements Act in connection with the notifications and information described in this Section 4.3(b) and any such notification filed by Meredith in connection with the Kelly Merger, with each party responsible for one-half of any such fees.

                  (c) Tribune and Meredith shall each use their reasonable efforts to obtain all consents and amendments from the parties to the Tribune Station Agreements and the contracts and agreements included in the Kelly Station Assets (the "Kelly Station Agreements"), respectively, and all consents, amendments or permits from Governmental Bodies, which are required by the terms thereof or this Agreement for the consummation of the transactions contemplated by this Agreement; provided, however, that neither Tribune nor Meredith shall have any obligation to offer or pay any consideration in order to obtain any such consents or amendments.

                  4.4. Operations of the Tribune Station Prior to the Closing Date. (a) Except as approved by Meredith pursuant to Section 4.4(b) below, the Tribune Sub shall operate and carry on the Tribune Station Business only in the ordinary course consistent with past practices and shall continue to promote and conduct advertising on behalf of the Tribune Station at levels substantially consistent with past practice. Consistent with the foregoing, the Tribune Sub shall keep and maintain the Tribune Station Assets in good operating condition and repair (wear and tear in ordinary usage excepted) and shall use their best efforts consistent with good business practice to retain the Tribune Station's libraries of films and other programming, to maintain the business organization of the Tribune Station intact and to preserve the goodwill of the suppliers, contractors, licensors, employees, customers, distributors and others having business relations with the Tribune Station Business.

                  (b) Notwithstanding Section 4.4(a), except as expressly contemplated by this Agreement, except as set forth in Schedule 4.4(b) or except with the express prior written approval of Meredith, the Tribune Subs shall not, in respect of the Tribune Station:

                  (i)  make any material change in the Tribune
         Station Business or the operations of the Tribune
         Station;

                  (ii) make any capital expenditure, or enter into any contract or commitment therefor, in excess of $25,000 in the aggregate;

                  (iii) enter into any contract, agreement, undertaking or commitment (or any extension or renewal thereof) which would have been required to be set forth in Schedule 2.20 if in effect on the date hereof, other than leases, contracts or other agreements that are entered into by the Tribune Sub in the ordinary course of the Tribune Station Business and that do not give rise to a liability in excess of $25,000 in the aggregate annually;

                  (iv) amend or consent to the amendment of any contract, agreement, undertaking or commitment listed in Schedule 2.20, the effect of which is to cause the terms of such contract, agreement, undertaking or commitment to be materially less favorable to the Tribune Subs or Meredith and the Meredith Sub than prior to such amendment or consent to amendment;

                  (v) sell, lease, transfer or otherwise dispose of or mortgage or pledge, or impose or suffer to be imposed any Encumbrance on, any of the Tribune Station Assets, other than (A) personal property sold or otherwise disposed of for fair value in the ordinary course of the Tribune Station Business consistent with past practice, (B) minor amounts of personal property which are replaced due to defect or obsolescence with personal property of substantially the same nature and of equal or greater quality in the ordinary course of the Tribune Station Business consistent with past practice and (C) Permitted Encumbrances;

                  (vi) create, incur, guarantee or assume, or agree to create, incur, guarantee or assume, any indebtedness for borrowed money in respect of the Tribune Station Business or enter into any capitalized leases;

                  (vii) make any change in the compensation of the employees of the Tribune Station Business, other than changes made in accordance with normal compensation practices in the ordinary course of the Tribune Station Business consistent with past practice;

                  (viii) make any change in the accounting policies applied in the preparation of the financial statements contained in Schedule 2.4;

                  (ix) cancel or agree to cancel without fair consideration therefor any debts owed to or claims held by the Tribune Subs in respect of the Tribune Station Business (including the settlement of any claims or litigation), other than in the ordinary course of the Tribune Station Business consistent with past practice;

                  (x) accelerate collection of any notes or accounts receivable generated by the Tribune Station Business to a date prior to the date such collection would have occurred in the ordinary course of the Tribune Station Business consistent with past practice;

                  (xi) delay payment of any account payable or other liability of the Tribune Station Business beyond its due date or the date when such liability would have been paid in the ordinary course of the Tribune Station Business consistent with past practice;

                  (xii) institute any increase in any profit sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan with respect to employees of the Tribune Station Business other than
         (A) as required by law and (B) changes made in the ordinary course of the Tribune Station Business consistent with past practice; or

                  (xiii) agree or commit to do or authorize any of the foregoing.

                  4.5. Operations of the Kelly Station Prior to the Closing Date. Meredith will use its best efforts to cause KTC to comply with its covenants and agreements contained in Section 6.01 of the Kelly Merger Agreement, including, upon consultation and with the written agreement of Tribune, commencing a legal or equitable action to enforce its rights thereunder; provided, however, that Tribune shall be responsible for all costs and expenses incurred by Meredith in connection with its enforcement of such rights. After the consummation of the Kelly Merger, Meredith and the Meredith Sub shall comply with the covenants and agreements contained in Section 6.01 of the Kelly Merger Agreement as if all references therein to KTC were references to Meredith and the Meredith Sub.

                  4.6. Public Announcement. Neither Tribune nor Meredith, nor any of their Affiliates shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law or by the rules, regulations or policies of any national securities exchange or association, in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

                  4.7. Interim Financial Statements. Tribune shall promptly deliver to Meredith copies of any monthly, quarterly or annual financial statements relating solely to the Tribune Station Business. Such financial statements shall fairly present the financial position and results of operations of the Tribune Station Business as at the dates and for the periods indicated, and shall be prepared on a basis consistent and in accordance with the basis upon which the financial statements included in Schedule 2.4 were prepared. Meredith shall promptly deliver to Tribune copies of any monthly, quarterly or annual financial statements relating to the Kelly Station Business received by it from KTC pursuant to the Kelly Merger Agreement.

                  4.8. Rights of Meredith Under Kelly Merger Agreement. Meredith agrees that, from the date hereof until the Closing Date, it will use its best efforts to enforce all rights of Meredith and Meredith Sub under the Kelly Merger Agreement including, upon consultation with and the written agreement of Tribune, commencing a legal or equitable action to enforce its rights thereunder; provided, however, that Tribune shall be responsible for all costs and expenses incurred by Meredith in connection with its enforcement of such rights. Meredith will not waive any right or consent to any action under the Kelly Merger Agreement without the written consent of Tribune. Meredith shall promptly notify Tribune of any breach by KTC or the Partners of the representations and warranties or covenants and agreements contained in the Kelly Merger Agreement of which Meredith becomes aware. Meredith shall promptly deliver all correspondence and other information received by Meredith from KTC or the Partners relating to the Kelly Station Business or the Kelly Merger Agreement. Meredith and Tribune agree that in the event that the Kelly Merger Agreement is terminated, each party may incur damages and to the extent that such damages arise from a breach for which KTC or the Partners are liable pursuant to Section 11.02(a) of the Kelly Merger Agreement, Meredith shall, at the request of Tribune, enforce its rights thereunder for the benefit of Tribune, in addition to Meredith, with Tribune bearing the cost of such enforcement pro rata based on the amount of damages claimed by each party.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS
                              ---------------------
                  5.1. Taxes; Sales, Use and Transfer Taxes; Title Insurance.
(a) Tribune shall be liable for and shall pay all Taxes (whether assessed or unassessed) applicable to (i) the Tribune Station Business or the Tribune Station Assets, in each case attributable to periods (or portions thereof) ending on or prior to the Closing Date, except to the extent such Taxes are reflected in the Closing Date Tribune Station Working Capital Amount, (ii) the Kelly Station Business or the Kelly Station Assets (except for periods, or portions thereof, after the consummation of the Kelly Merger and prior the Closing Date) and (iii) Taxes reflected in the Closing Date Kelly Station Working Capital Amount. Meredith shall be liable for and shall pay all

Taxes (whether assessed or unassessed) applicable to (i) the Kelly Station Business or the Kelly Station Assets, in each case attributable to periods (or portions thereof) after the consummation of the Kelly Merger ending on or prior to the Closing Date, except to the extent that such Taxes are reflected in the Closing Date Kelly Station Working Capital Amount or are described in Section 8.02(a) of the Kelly Merger Agreement, (ii) the Tribune Station Business or the Tribune Station Assets, in each case attributable to periods (or portions thereof) beginning after the Closing Date and (iii) Taxes reflected in the Closing Date Tribune Station Working Capital Amount. For purposes of this
Section 5.1(a), any period beginning before and ending after the Closing Date shall be treated as two partial periods, one ending on the Closing Date and the other beginning after the Closing Date; provided, however, that Taxes imposed on a periodic basis shall be allocated on a daily basis.

                  (b) Any sales, use or other transfer Taxes payable by reason of transfer and conveyance of the Tribune Station Assets or the Kelly Station Assets hereunder and any documentary stamp or transfer Taxes payable by reason of the real estate or interests therein included in the Tribune Station Assets or the Kelly Station Assets, including those incurred in connection with the consummation of the Kelly Merger, shall be paid 50% by Tribune and 50% by Meredith. All fees relating to any filing with any Governmental Body required for transfer and conveyance of the Tribune Station Assets and the Kelly Station Assets hereunder or in connection with the consummation of the Kelly Merger, other than amounts (including Taxes) owing to any Governmental Body as of the date hereof or with respect to events occurring prior to the date hereof, shall be paid one-half by Tribune and one-half by Meredith.

                  (c) Tribune or Meredith, as the case may be, shall provide reimbursement for any Tax paid by the other party all or a portion of which is the responsibility of Tribune or Meredith, as the case may be, in accordance with the terms of this Section 5.1. Within a reasonable time prior to the payment of any said Tax, the party paying such Tax shall give notice to the other party of the Tax payable and the portion which is the liability of each party, although failure to do so will not relieve the other party from its liability hereunder.

                  5.2. Employees; Employee Benefit Plans. (a) Not less than 60 days prior to Closing, Meredith shall furnish Tribune with a schedule identifying each employee listed on Schedule 2.18 to whom Meredith intends to extend employment as of Closing.

                  (b) Notwithstanding the foregoing provisions of this Section 5.2, nothing contained in this Agreement shall be construed to create any obligation on the part of Tribune to retain or on the part of Meredith to employ or retain any employees of the Kelly Station Business ("Kelly Station Employees") or the Tribune Station Business ("Tribune Station Employees"), as the case may be, on or after the Closing Date and any employees so employed or retained shall be so employed or retained on an "at will" basis only, unless Tribune or Meredith, as the case may be, shall otherwise expressly agree in writing.

                  (c) (i) Tribune shall not assume any obligations under any employee benefit plan maintained, or contributed to, by Meredith, KTC or any of their Affiliates ("Meredith Plans") or any other obligations of Meredith or any of their Affiliates to Kelly Station Employees. Meredith shall not assume any obligations under any employee benefit plan maintained, or contributed to, by Tribune or any of its Affiliates ("Tribune Plans") or any other obligations of Tribune or any of its Affiliates to Tribune Station Employees. Without limiting the foregoing, Tribune and the Meredith each shall provide continuation coverage to each individual who under the terms of its respective health plan is entitled to continuation rights pursuant to Section 4980B of the Code or Part 6 of Subtitle I of ERISA.

                  (ii) Each Tribune Station Employee who becomes employed by the Meredith Sub and each Kelly Station Employee who becomes employed by the Tribune Sub, in either case as of the Closing Date or within four weeks thereafter (a "Continuing Employee"), shall participate in any group medical, dental and life insurance plans for which such employee becomes eligible on the first day of the first month following the Closing Date, without any evidence of insurability, and without application of any pre-existing condition limitations. All claims arising prior to the Closing Date under Tribune Plans shall be counted under Meredith Plans, and all claims arising prior to the Closing Date under Meredith Plans shall be counted under Tribune Plans, for purposes of deductibles, out-of-pocket maximums, benefit maximums, and all other similar limitations for calendar year in which the Closing Date occurs. Tribune shall take into account the service of Continuing Employees with the Meredith Sub prior to the Closing Date and Meredith shall take into account the service of Continuing Employees with the Tribune Sub prior to the Closing Date, in each case for purposes of determining such employees' eligibility for holidays, sick days and vacation benefits. Each Meredith Plan and Tribune Plan that includes a qualified cash or deferred arrangement (within the meaning of Section 401(k) of the Code) shall accept the rollover of distributions from any Tribune Plan or Meredith Plan, as the case may be, directed by Continuing Employees. Except as otherwise set forth herein, Tribune and Meredith, each in its sole discretion, may modify or terminate any of its respective employee benefit plans, programs, policies or arrangements at any time after the Closing Date for any reason.

                  (iii) Tribune and Meredith each shall bear the cost and expense of any workers' compensation claim asserted and arising out of an injury sustained by any of its respective employees prior to the Closing Date.

                  (d) Notwithstanding anything in Sections 5.2(a), (b) and (c) to the contrary, Tribune shall honor the covenants of Meredith set forth in
Article VII of the Kelly Merger Agreement, as if Tribune, rather than Meredith, were the "Purchaser" thereunder.

                  5.3. Control of Operations Prior to Closing Date. Notwithstanding anything contained herein to the contrary, the Closing shall not be consummated prior to the grant by the FCC of the FCC Order. Tribune and Meredith acknowledge and agree that at all times commencing on the date hereof and ending on the Closing Date, (i) neither Meredith, the Meredith Sub nor any of their employees, agents or representatives, directly or indirectly, shall, or have any right to, control, direct or otherwise supervise, or attempt to control, direct or otherwise supervise any of the management or operations of the Tribune Stations, it being understood that the operation, management, control and supervision of all programs, equipment, operations and other activities of the Tribune Stations shall be the sole responsibility, and at all times prior to the Closing Date remain within the complete control and discretion, of the Tribune Subs, subject to the terms of Section 4.4 of this Agreement and (ii) neither Tribune, the Tribune Subs nor any of their employees, agents or representatives, directly or indirectly, shall, or have any right to, control, direct or otherwise supervise, or attempt to control, direct or otherwise supervise any of the management or operations of the Kelly Station, it being understood that the operation, management, control and supervision of all programs, equipment, operations and other activities of the Kelly Station shall be the sole responsibility, and at all times prior to the Closing Date remain within the complete control and discretion of KTC prior to the consummation of the Kelly Merger and the Meredith Sub, subject to the terms of Section 6.01 of the Kelly Merger Agreement and the Meredith Sub from the consummation of the Kelly Merger to the Closing Date.

                  5.4. Closing of Kelly Merger. The parties agree that if the consummation of the Kelly Merger does not occur contemporaneously with the Closing, Meredith, the Meredith Sub,

Tribune and the Tribune Sub shall enter into time brokerage agreements pursuant to which Meredith or the Meredith Sub will provide programming for, and be entitled to all the revenues of, the Tribune Station, and Tribune or the Tribune Sub will provide programming for, and be entitled to the revenues of, the Kelly Station, such agreements each to provide for reimbursement of reasonable operating expenses but without payment of additional consideration, and such agreements to commence on a date designated by Meredith after expiration or termination of any applicable waiting period under the Improvements Act and to terminate on the earlier of (A) the Closing hereunder or (B) any date designated by Meredith that is not earlier than 180 days after the earlier of the consummation of the Kelly Merger or the date Meredith delivers the Postponement Notice (as defined in the Kelly Merger Agreement); and if such agreements are terminated by Meredith prior to Closing hereunder, then this Agreement shall simultaneously terminate with respect to the Tribune Station but shall continue in effect with respect to the Kelly Station, and at Closing Tribune shall pay to Meredith in cash an amount equal to the KTC Purchase Price (as defined in the Kelly Merger Agreement). The closing conditions contained in Sections 6.1 and
6.4 shall not apply to any Closing hereunder occurring after the effectiveness of the time brokerage agreements referred to above.


                                   ARTICLE VI

               CONDITIONS PRECEDENT TO OBLIGATIONS OF TRIBUNE AND
               --------------------------------------------------
                                 THE TRIBUNE SUB
                                 ---------------
                  The obligations of Tribune and the Tribune Sub under this Agreement shall, at the option of Tribune and the Tribune Sub, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

                  6.1. No Misrepresentation or Breach of Covenants and Warranties. There shall have been no material breach by Meredith or the Meredith Sub in the performance of any of their respective covenants and agreements contained herein; each of the representations and warranties of Meredith and the Meredith Sub contained or referred to herein shall be true and correct in all material respects on the Closing Date as though made on the Closing Date (except to the extent that they expressly speak as of a specific date or time other than the Closing Date, in which case they need only have been true and correct in all material respects as of such specified date or time), except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Tribune or any transaction explicitly permitted by this Agreement; and there shall have been delivered to Tribune a certificate or certificates to such effect, dated as of the Closing Date, signed on behalf of Meredith and the Meredith Sub by its President or any Vice President.

                  6.2. No Restraint or Litigation. (a) Any applicable waiting period under the Improvements Act shall have expired or have been terminated and there shall not be in effect any order of a court of competent jurisdiction, which, in any case, restrains or prohibits the transactions contemplated hereby.

                  6.3. FCC Order. The FCC shall have issued the FCC Order and any condition or action required to be satisfied or taken to legally effect the assignment of the Kelly Station FCC Authorizations to the Tribune Sub in compliance with the FCC Order shall have been so satisfied or taken (provided, that in no event shall the foregoing require the satisfaction of any condition or the taking of any action that could under the terms of the FCC Order be so satisfied or taken subsequent to the Closing); provided, that in the event that a petition to deny or other material objection has been filed with the FCC with respect to the application for transfer of control of the Kelly Station FCC Authorizations to the Tribune Sub and there exists a significant risk that the FCC Order will not become Final, the FCC Order shall have become Final Order. As used in this Agreement, the term "FCC Order" means an order or decision of the FCC that grants, without material adverse condition, all consents or approvals required under the Communications Act for the assignment of the Kelly Station FCC Authorizations to the Tribune Sub or the Tribune Station FCC Authorizations to the Meredith Sub, as the case may be, and the other transactions contemplated by this Agreement. For purposes of this Agreement, the term "Final" shall mean that action shall have been taken by the FCC (including action duly taken by the FCC's staff, pursuant to delegated authority) which shall not have been reversed, stayed, enjoined, set aside, annulled or suspended; with respect to which no timely request for stay, petition for rehearing, appeal or certiorari or sua sponte action of the FCC with comparable effect shall be pending; and as to which the time for filing any such request, petition, appeal, certiorari or for the taking of any sua sponte action by the FCC shall have expired or otherwise terminated. The following shall be deemed not to be material adverse conditions for purposes of the definition of FCC Order: (i) a condition by the FCC that the Closing not occur until the grant of applications for renewal of the FCC License for the Kelly Station or (ii) a condition by the FCC that Tribune, the Tribune Sub or any of their Affiliates divest itself of any media property at the Closing or at any future date if ownership of which, in combination with the ownership of the Kelly Station, violates the rules, regulations or policies of the FCC.

                  6.4. No Material Adverse Change. Since the date of this Agreement, there shall have been no damage, destruction, loss or claim (whether or not covered by insurance) or condemnation or other taking which materially adversely affects the Kelly Station or its business, taken as a whole.

                  6.5. Kelly Merger. The acquisition by Meredith of the Kelly Station pursuant to the Kelly Merger shall have been consummated.


                                   ARTICLE VII

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF MEREDITH
                 -----------------------------------------------
                              AND THE MEREDITH SUBS
                              ---------------------
                  The obligations of Meredith and the Meredith Sub under this Agreement shall, at the option of Meredith and the Meredith Sub, be subject to the satisfaction on or prior to the Closing Date, of the following conditions:

                  7.1. No Restraint or Litigation. Any applicable waiting period under the Improvements Act shall have expired or been terminated and there shall not be in effect any order of a court of competent jurisdiction, which, in any case, restrains or prohibits the transactions contemplated hereby.

                  7.2. FCC Order. The FCC shall have issued the FCC Order and any condition or action required to be satisfied or taken to legally effect the assignment of the Tribune Station FCC Authorizations to the Meredith Sub in compliance with the FCC Order shall have been so satisfied or taken (provided, that in no event shall the foregoing require the satisfaction of any condition or the taking of any action that could under the terms of the FCC Order be so satisfied or taken subsequent to the Closing); provided, that in the event that a petition to deny or other material objection has been filed with the FCC with respect to the application for transfer of control of the Tribune Station FCC Authorizations to the Meredith Sub and there exists a significant risk that the FCC Order will not become Final, the FCC Order shall have become Final Order. The following shall be deemed not to be material adverse conditions for purposes of the definition of FCC Order: (i) a condition by the FCC that the Closing not occur until the grant of applications for renewal of the FCC License for the Tribune Station or (ii) a condition by the FCC that Meredith, the Meredith Sub or any of their Affiliates divest itself of any media property at the Closing or at any future date if ownership of which, in combination with the ownership of the Tribune Station, violates the rules, regulations or policies of the FCC.

                  7.3. Lease Extension. The Tribune Sub shall have entered into an extension for not less than 5 years of the lease for the main tower of the Tribune Station containing terms and conditions (other than rental rates) that are substantially similar to the existing lease and at market rental rates.

                  7.4. Transmission Interruption. There shall not have occurred any damage or destruction of property or other circumstances causing the regular broadcast transmission of the Tribune Station in the normal and usual manner to be interrupted for a period that is in excess of 7 days and is continuing.

                  7.5. Kelly Merger. The acquisition by Meredith of the Kelly Station pursuant to the Kelly Merger shall have been consummated.


                                  ARTICLE VIII

                                 INDEMNIFICATION
                                 ---------------
                  8.1. Indemnification by Tribune. Tribune agrees to indemnify and hold harmless the Meredith and the Meredith Sub from and against any and all Loss and Expense incurred by Meredith or the Meredith Sub in connection with or arising from:

                  (i) any breach by Tribune or the Tribune Sub of, or any other failure of Tribune or the Tribune Sub to perform, any of their respective covenants, agreements or obligations in this Agreement or in any Tribune Ancillary Agreement;

                 (ii) any breach of any warranty or the inaccuracy of any representation of Tribune or the Tribune Sub contained or referred to in this Agreement or any certificate delivered by or on behalf of Tribune or Tribune Sub pursuant hereto;

                (iii) the failure of Tribune and the Tribune Sub to perform any Excluded Tribune Station Liabilities;

                 (iv) (A) the occupancy, operation, use or control of any of the real property listed on Schedule 2.10 or Schedule 2.11 prior to the Closing Date or (B) the operation of the Tribune Station Business prior to the Closing Date, in each case incurred or imposed as a requirement of or in connection with the compliance with any environmental, health or safety Requirements of Law, including, without limitation, any Release or storage of any Contaminant on, at or from (1) any such real property (including, without limitation, all facilities, improvements, structures, and equipment thereon, surface water thereon or adjacent thereto and soil or groundwater thereunder) or any conditions whatsoever on, under or in such real property or (2) any real property or facility owned by a third party at which Contaminants generated by the Tribune Station Business were sent prior to the Closing Date; and

                  (v) the failure of Tribune and the Tribune Subs to perform any of the Assumed Kelly Station Liabilities;

provided, however, that, except as set forth below, Tribune shall not be required to indemnify and hold harmless pursuant to clause (ii) with respect to Loss and Expense incurred by Meredith or the Meredith Sub until, and then only to the extent that, the aggregate amount of such Loss and Expense exceeds $1,000,000 and, provided, further, that the aggregate amount that Tribune shall be required to indemnify and hold harmless pursuant to clause (ii) with respect to Loss and Expense incurred by the Meredith or the Meredith Sub shall not exceed $25,000,000. Notwithstanding the foregoing, the limitation contained in the first proviso above shall not apply to any Loss or Expense resulting from the failure of any representation and warranty of Tribune or the Tribune Sub contained herein to be true and correct in all material respects as of the Closing Date (except to the extent that they expressly speak as of a specific date or time, in which case they need only have been true and correct as of such specified date or time) to the extent that Meredith gives written notice to Tribune of such breach prior to the Closing. The indemnification provided for in this Section 8.1 shall terminate on the twelve-month anniversary of the Closing Date (and no claims shall be made by Meredith or the Meredith Sub under this Section 8.1 thereafter), except that the indemnification by Tribune shall continue in any event as to:

                  (A) any breach of any warranty or the inaccuracy of any representation of Tribune or the Tribune Subs contained or referred to in Section 2.3, 2.17 or 2.24, as to all of which no time limitation shall apply other than the full period of any applicable statute of limitations;

                  (B) the covenants of Tribune or the Tribune Subs set forth in
         Section 5.1, 10.2 or 10.10, as to all of which no time limitation shall apply other than the full period of any applicable statute of limitations;

                  (C) any Loss or Expense incurred by Meredith or the Meredith Sub in connection with or arising out of the failure of Tribune and the Tribune Sub to perform any Excluded Tribune Station Liability or any Assumed Kelly Station Liability, as to which no time limitation shall apply;

                  (D) any Loss or Expense incurred by Meredith or the Meredith Sub in connection with or arising from the matters described in clause
         (iv) of this Section 8.1, as to which no time limitation shall apply other than the full period of any applicable statute of limitations; and

                  (E) any Loss or Expense of which Meredith or the Meredith Sub has notified Tribune in accordance with the requirements of Section 8.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 8.1, as to which the obligation of Tribune shall continue until the liability of Tribune shall have been determined pursuant to this Article VIII, and Tribune shall have reimbursed Meredith or the Meredith Sub for the full amount of such Loss and Expense in accordance with this Article VIII.

                  8.2. Indemnification by Meredith. Meredith agrees to indemnify and hold harmless Tribune and the Tribune Subs from and against any and all Loss and Expense incurred by Tribune or the Tribune Subs in connection with or arising from:

         (i) any breach by Meredith or the Meredith Sub of, or any other failure of Meredith or the Meredith Sub to perform, any of their respective covenants, agreements or obligations in this Agreement or in any Meredith Ancillary Agreement;

         (ii) any breach of any warranty or the inaccuracy of any representation of Meredith or the Meredith Sub contained or referred to in this Agreement or any certificate delivered by or on behalf of Meredith or the Meredith Sub pursuant hereto;

         (iii) the failure of Meredith and the Meredith Sub to perform any Excluded Kelly Station Liabilities;

         (iv) the failure of Meredith and the Meredith Sub to perform any of the Assumed Tribune Station Liabilities;

provided, however, that Meredith shall not be required to indemnify and hold harmless pursuant to clause (ii) with respect to Loss and Expense incurred by Tribune or the Tribune Sub until, and then only to the extent that, the aggregate amount of such Loss and Expense exceeds $1,000,000 and, provided, further, that the aggregate amount that Meredith shall be required to indemnify and hold harmless pursuant to clause (ii) with respect to Loss and Expense incurred by Tribune or the Tribune Sub shall not exceed $25,000,000. The indemnification provided for in this Section 8.2 shall terminate on the twelve-month anniversary of the Closing Date (and no claims shall be made by Tribune or the Tribune Sub under this Section 8.2 thereafter), except that the indemnification by Meredith or the Meredith Subs shall continue in any event as to:

                  (A) any breach of any warranty or the inaccuracy of any representation of Meredith or the Meredith Sub contained or referred to in Sections 3.3 or 3.4, as to all of which no time limitation shall apply other than the full period of any applicable statute of limitations;

                  (B) the covenants of the Meredith or the Meredith Sub set forth in Section 5.1, 10.2 or 10.10, as to all of which no time limitation shall apply other than the full period of any applicable statute of limitations;

                  (C) any Loss or Expense incurred by Tribune or the Tribune Sub in connection with or arising out of the failure of Meredith and the Meredith Sub to perform any Excluded Kelly Station Liability or any Assumed Tribune Station Liabilities, as to which no time limitation shall apply;

                  (D) any Loss or Expense of which Tribune or the Tribune Subs has notified Meredith in accordance with the requirements of Section
         8.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 8.1, as to which the obligation of Meredith shall continue until the liability of Meredith shall have been determined pursuant to this Article VIII, and Meredith shall have reimbursed Tribune or the Tribune Sub for the full amount of such Loss and Expense in accordance with this Article VIII.

                  8.3. Notice of Claims. (a) If Tribune and the Tribune Subs (the "Tribune Entities") or Meredith and the Meredith Subs (the "Meredith Entities") believes that they have suffered or incurred any Loss or incurred any Expense, the

Tribune Entities or the Meredith Entities shall so notify the other promptly in writing describing such Loss or Expense, the amount thereof, if known, and the method of computation of such Loss or Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement or other agreement, instrument or certificate delivered pursuant hereto in respect of which such Loss or Expense shall have occurred.

                  If any action at law or suit in equity is instituted by or against a third party with respect to which the Tribune Entities or the Meredith Entities intend to claim any liability or expense as Loss or Expense under this
Article VIII, the Tribune Entities or the Meredith Entities, as the case may be, shall promptly notify the indemnifying party of such action or suit. The failure of any party to give any notice required by this Section 8.3 shall not affect any of such party's rights under this Article VIII except to the extent such failure is actually prejudicial to the rights or obligations of the other party.

                  (b) The amount to which an indemnified person shall be entitled under this Article VIII shall be determined: (i) by written agreement between Tribune and Meredith, (ii) by a final judgment or decree of any court of competent jurisdiction or (iii) by any other means to which Tribune and Meredith shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken have been finally determined. The indemnified party shall have the burden of proof in establishing the amount of the Loss and Expense suffered by it.

                  8.4. Third Party Claims. (a) Subject to paragraph (b) of this
Section 8.4, the party to be indemnified under this Article VIII shall have the right to conduct and control, through counsel of its choosing, any third party claim, action or suit, and the party indemnified may compromise or settle the same, provided that the indemnified party shall give the indemnifying party advance notice of any proposed compromise or settlement. The indemnified party shall permit the indemnifying party to participate in the defense of any such action or suit through counsel chosen by it, provided that the fees and expenses of such counsel shall be borne by the indemnifying party. Subject to paragraph
(b) of this Section 8.4, any compromise or settlement with respect to a claim for money damages effected after the indemnifying party by notice to the indemnified party shall have disapproved such compromise or settlement shall discharge the indemnifying party from liability with respect to the subject matter thereof, and no amount in respect thereof shall be claimed as Loss or Expense under this
Article VIII.

                  (b) If the remedy sought in any action or suit referred to in paragraph (a) of this Section 8.4 is solely money damages and will have no continuing effect on the business of the indemnified party, the indemnifying party shall have 15 business days after receipt of the notice referred to in
Section 8.3(a) to notify the indemnified party that it elects to conduct and control such action or suit. If the indemnifying party does not give the foregoing notice, the indemnified party shall have the right to defend, contest, settle or compromise such action or suit in the exercise of its exclusive discretion, and the indemnifying party shall, upon request from the indemnified party, promptly pay to the indemnified party in accordance with the other terms of this Article VIII the amount of any Loss resulting from its liability to the third party claimant and all related Expense. If the indemnifying party gives the foregoing notice, the indemnifying party shall have the right to undertake, conduct and control, through counsel of its own choosing and at the sole expense of the indemnifying party, the conduct and settlement of such action or suit, and the indemnified party shall cooperate with the indemnifying party in connection therewith; provided that (x) the indemnifying party shall not thereby permit to exist any lien, encumbrance or other adverse charge upon any asset of the indemnified party; (y) the indemnifying party shall permit the indemnified party to participate in such conduct or settlement through counsel chosen by the indemnified party, but the fees and expenses of such counsel shall be borne by the indemnified party except as provided in clause (z) below; and (z) the indemnifying party shall agree promptly to reimburse to the extent required under this Article VIII the indemnified party for the full amount of any Loss resulting from such action or suit and all related Expense incurred by the indemnified party, except fees and expenses of counsel for the indemnified party incurred after the assumption of the conduct and control of such action or suit by the indemnifying party. So long as the indemnifying party is contesting any such action or suit in good faith, the indemnified party shall not pay or settle any such action or suit. Notwithstanding the foregoing, the indemnified party shall have the right to pay or settle any such action or suit, provided that in such event the indemnified party shall waive any right to indemnity therefor by the indemnifying party, and no amount in respect thereof shall be claimed as Loss or Expense under this Article VIII.

                  8.5. No Effect on Adjustment. Nothing contained in this Article VIII shall affect the adjustment provided for in
Section 1.10 and the full amount of the adjustment payment which

Tribune or Meredith, as the case may be, may be entitled to receive thereunder.

                  8.6. Exclusive Remedy. Any other provisions of this Agreement to the contrary notwithstanding, from and after the Closing, the sole and exclusive liability and responsibility of the Tribune Entities to the Meredith Entities, or of the Meredith Entities to the Tribune Entities, under or in connection with this Agreement or the transactions contemplated hereby (including, without limitation, for any breach or inaccuracy of any representation or warranty or for any breach of any covenants or for any other reason), and the sole and exclusive remedy of the Tribune Entities and the Meredith Entities vis-a-vis each other with respect to any of the foregoing, shall be as set forth in this Article VIII; provided, however, that each party hereto shall retain all non-monetary equitable remedies available to it in respect of any breach or alleged breach by any other party of any covenant or other agreement of such other party contained in or made pursuant to this Agreement and required to be performed after the Closing Date. To the extent that a party hereto has any Loss or Expenses for which it may assert any other right to indemnification, contribution or recovery from the other party hereto (whether under this Agreement, under common law or any statute or otherwise), such party with such Loss or Expense hereby waives, releases and agrees not to assert such right. In furtherance and not in limitation of the foregoing, the Tribune Entities and the Meredith entities agree that their respective rights and obligations in respect of environmental matters as provided herein shall supersede any such rights and obligations any of them may have under existing or future law.


                                   ARTICLE IX

                                   TERMINATION
                                   -----------
                  9.1. Termination. (a) Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Closing: (i) by the mutual consent of Tribune and Meredith; (ii) by Tribune or Meredith if the Kelly Merger Agreement shall be terminated; or (iii) by Tribune or Meredith if the Closing shall not have occurred on or before the later of May 21, 1999 and the date that is 15 days after termination of the time brokerage agreements referred to in Section 5.4 (or such later date as may be mutually agreed to by Tribune and Meredith).

                  (b) In the event that this Agreement shall be terminated pursuant to this Article IX, all further obligations of the parties under this Agreement (other than Sections 10.2 and

10.10) shall be terminated without further liability of any party to the other; provided that nothing herein shall relieve any party from liability for its breach of this Agreement.


                                    ARTICLE X

                               GENERAL PROVISIONS
                               ------------------
             10.1. Survival of Representations, Warranties and Obligations. All representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement; provided, however, that, except as otherwise provided in Article VIII, the representations and warranties contained in Articles II and III of this Agreement (other than the representations and warranties contained in Sections 2.3, 2.17, 2.24, 3.3, or 3.4) shall terminate on the twelve-month anniversary of the Closing Date. Except as otherwise provided herein, no claim shall be made for the breach of any representation or warranty contained in
Article II or III after the date on which such representations and warranties terminate as set forth in this Section.

             10.2. Confidential Nature of Information. Each party agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, each party will return to the other party all copies of nonpublic documents and materials which have been furnished in connection therewith. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (a) such party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is known to the public and did not become so known through any violation of a legal obligation, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party from other sources or (e) such party is required to disclose any such information pursuant to judicial order or, in the opinion of counsel, pursuant to applicable law. Without limiting the right of either party to pursue all other legal and equitable rights available to it for violation of this Section
10.2 by the other party, it is agreed that other remedies cannot fully compensate the aggrieved party for such a violation of this Section 10.2 and that the aggrieved party shall be entitled to injunctive relief to prevent a violation or continuing violation hereof.

             10.3. Governing Law; Venue. This Agreement and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without reference to its choice of law rules.

             10.4. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or by messenger or 72 hours after having been sent by registered or certified mail or when delivered by private courier addressed as follows:

                           If to Tribune or the Tribune Subs, to:

                                    Tribune Broadcasting Company
                                    435 North Michigan Avenue
                                    Chicago, Illinois 60611
                                    Attention: President

                           with copies to:

                                    Tribune Company
                                    435 North Michigan Avenue
                                    Chicago, Illinois 60611
                                    Attention:  General Counsel

                                    and

                                    Sidley & Austin
                                    One First National Plaza
                                    Chicago, Illinois 60603
                                    Attention:  Larry A. Barden




                           If to the Exchange Party or the Exchange Party Subs, to:


                                    Meredith Corporation
                                    1716 Locust Street
                                    Des Moines, Iowa  50309
                                    Attention:  William T. Kerr
                           with copies to:

                                    Meredith Corporation
                                    1716 Locust Street
                                    Des Moines, Iowa  50309
                                    Attention:  Thomas L. Slaughter

                           and:

                                    Wiley, Rein & Fielding
                                    1776 K Street, N.W.
                                    Washington, D.C.  20006
                                    Attention:  James R. Bayes


or to such other address as such party may indicate by a notice delivered to the other parties hereto.

             10.5. Successors and Assigns. (a) The rights of any party under this Agreement shall not be assignable by such party hereto prior to the Closing without the written consent of the other parties hereto.

              (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties and successors and assigns permitted by this Section 10.5 any right, remedy or claim under or by reason of this Agreement.

             10.6. Access to Records after Closing. For a period of six years after the Closing Date (i) Tribune and its representatives shall have reasonable access to all of the books and records of the Tribune Station Business transferred to Meredith hereunder to the extent that such access may reasonably be required by Tribune in connection with matters relating to or affected by the operations of the Tribune Station Business prior to the Closing Date and (ii) Meredith and its representatives shall have reasonable access to all of the books and records of the Kelly Station Business transferred to the Tribune Sub hereunder to the extent that such access may reasonably be required by Meredith in connection with matters relating to or affected by the operations of the Tribune Station Business prior to the Closing Date. Such access shall be afforded by Tribune or Meredith, as the case may be, upon receipt of reasonable advance notice and during normal business hours. Tribune or Meredith, as the case may be, shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 10.6. If

Tribune or Meredith, as the case may be, shall desire to dispose of any of such books and records prior to the expiration of such six-year period, it shall, prior to such disposition, give the other party a reasonable opportunity, at the other party's expense, to segregate and remove such books and records as the other party may select.

                  For a period of six years after the Closing Date, (i) Tribune and its representatives shall have reasonable access to all of the books and records relating to the Kelly Station Business which Meredith or any of its Affiliates may retain after the Closing Date and (ii) Meredith and its representatives shall have reasonable access to all of the books and records relating to the Tribune Station Business which Tribune or any of its Affiliates may retain after the Closing Date. Such access shall be afforded by Tribune or Meredith, as the case may be, and its Affiliates upon receipt of reasonable advance notice and during normal business hours. Tribune or Meredith, as the case may be, shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 10.6. If Tribune or Meredith, as the case may be, or any of its Affiliates shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Tribune or Meredith, as the case may be, shall, prior to such disposition, give the other party a reasonable opportunity, at the other party's expense, to segregate and remove such books and records as the other party may select.

             10.7. Entire Agreement; Amendments. This Agreement and the Exhibits and Schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or intents between or among any of the parties hereto. The parties hereto, by mutual agreement in writing, may amend, modify and supplement this Agreement.

             10.8. Interpretation. Article titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

             10.9. Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

             10.10. Expenses. The Tribune Entities and the Meredith Entities will each pay all of their own respective costs and expenses incident to their negotiation and preparation of this Agreement and to their performance and compliance with all agreements and conditions contained herein on their part to be performed or complied with, including the fees, expenses and disbursements of their counsel and accountants.

             10.11. Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

             10.12. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties and delivered to each of Tribune and Meredith.

             10.13. Definitions. As used in this Agreement, the following terms have the meanings specified or referred to in this Section 10.13:

                  "Affiliate" means, with respect to any person, any other person which directly or indirectly controls, is controlled by or is under common control with such person.

                  "Assumed Kelly Station Liabilities" has the meaning specified in Section 1.6(a).

                  "Assumed Tribune Station Liabilities" has the meaning specified in Section 1.5(a).

                  "Closing" has the meaning specified in Section 1.7.

                  "Closing Date" has the meaning specified in
Section 1.7.

                  "Closing Date Kelly Station Working Capital Amount" means the following:

                  (a) all cash and cash equivalents (including any marketable securities or certificates of deposit) reflected on the Kelly Station Closing Date Balance Sheet; plus


                  (b) all accounts receivable generated by the Kelly Station Business, less the allowance for doubtful accounts, reflected on the Kelly Station Closing Date Balance Sheet; plus

                  (c) the amount of inventory (exclusive of any amounts relating to programming or broadcast rights) reflected on the Kelly Station Closing Date Balance Sheet; plus

                  (d) the amount of other current assets (exclusive of any amounts relating to programming or broadcast rights) reflected on the Kelly Station Closing Date Balance Sheet; minus

                  (e) the amount of accounts payable and accrued equipment rentals of the Kelly Station reflected on the Kelly Station Closing Date Balance Sheet; minus

                  (f) the amount of accrued salary, payroll and wages and accrued sick pay reflected on the Kelly Station Closing Date Balance Sheet; minus

                  (g) the amount of any accrued accounting fees or expenses reflected on the Kelly Station Closing Date Balance Sheet; minus

                  (h) the amount of any other accrued current liabilities reflected on the Kelly Station Closing Date Balance Sheet; minus

                  (i) the amount of any accrued Taxes reflected on the Kelly Station Closing Date Balance Sheet (other than federal, state and local income Taxes).

It is expressly understood and agreed that, notwithstanding the foregoing, for purposes of calculating the Closing Date Kelly Station Working Capital Amount there shall not be included in the assets of the Meredith Sub as of the Closing Date any amounts in respect of Excluded Meredith Assets or amounts relating to the programming or broadcast contracts and there shall not be included in the liabilities of the Meredith Sub as of the Closing

Date any amounts in respect of Excluded Kelly Station Liabilities or amounts relating to programming or broadcast contracts; provided, however, that the calculation of the Closing Date Kelly Station Working Capital Amount shall, for all other amounts, be made in accordance with generally accepted accounting principles consistently applied.

                  "Closing Date Tribune Station Working Capital Amount" means the following:

                  (a) all cash and cash equivalents (including any marketable securities or certificates of deposit) reflected on the Tribune Station Closing Date Balance Sheet; plus

                  (b) all accounts receivable generated by the Tribune Station Business, less the allowance for doubtful accounts, reflected on the Tribune Station Closing Date Balance Sheets; plus

                  (c) the amount of inventory (exclusive of any amounts relating to programming or broadcast rights) reflected on the Tribune Station Closing Date Balance Sheets; plus

                  (d) the amount of other current assets (exclusive of any amounts relating to programming or broadcast rights) reflected on the Tribune Station Closing Date Balance Sheets; minus

                  (e) the amount of accounts payable and accrued equipment rentals of the Tribune Stations reflected on the Tribune Station Closing Date Balance Sheets; minus

                  (f) the amount of accrued salary, payroll and wages and accrued sick pay reflected on the Tribune Station Closing Date Balance Sheets; minus

                  (g) the amount of any accrued accounting fees or expenses reflected on the Tribune Station Closing Date Balance Sheets; minus

                  (h) the amount of any other accrued current liabilities reflected on the Tribune Station Closing Date Balance Sheets; minus

                  (i) the amount of any accrued Taxes reflected on the Tribune Station Closing Date Balance Sheets (other than federal, state and local income Taxes).

It is expressly understood and agreed that, notwithstanding the foregoing, for purposes of calculating the Tribune Station

Closing Date Working Capital Amount there shall not be included in the assets of the Tribune Subs as of the Closing Date any amounts in respect of Excluded Tribune Assets or amounts relating to programming or broadcast contracts and there shall not be included in the liabilities of the Tribune Subs as of the Closing Date any amounts in respect of Excluded Tribune Station Liabilities or amounts relating to programming or broadcast contracts provided; provided, however, that the calculation of the Closing Date Tribune Station Working Capital Amount shall, for all other amounts, be made in accordance with generally accepted accounting principles consistently applied.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Communications Act" means the Communications Act of 1934, as amended.

                  "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste.

                  "Encumbrance" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restrictions of any kind.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Estimated Closing Date Kelly Station Working Capital Amount" has the meaning specified in Section 1.8.

                  "Estimated Closing Date Tribune Station Working Capital Amount" has the meaning specified in Section 1.8.

                  "Excluded Kelly Station Liabilities" has the meaning specified in Section 1.6(b).

                  "Excluded Meredith Assets" has the meaning specified in
Section 1.4.

                  "Excluded Tribune Assets" has the meaning specified in
Section 1.2.

                  "Excluded Tribune Station Liabilities" has the meaning specified in Section 1.5(b).

                  "Expense" means any and all expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

                  "FCC" means the Federal Communications Commission.

                  "Governmental Body" means any foreign, federal, state, local or other governmental authority or regulatory body.

                  "Improvements Act" means the Hart-Scott-Rodino
Antitrust Improvements Act of 1976, as amended.

                  "Initial Kelly Station Balance Sheet" has the meaning specified in Section 1.10(a).

                  "Initial Tribune Station Balance Sheets" has the meaning specified in Section 1.10(a).

                  "Kelly Station" has the meaning specified in the second recital hereof.

                  "Kelly Station Assets" has the meaning specified in
Section 1.3.

                  "Kelly Station Business" has the meaning specified in
Section 1.3.

                  "Kelly Station Closing Date Balance Sheet" has the meaning specified in Section 1.10(c).

                  "Kelly Station FCC Authorizations" means those Kelly Station Governmental Permits issued by the FCC.

                  "Liabilities and Costs" means all liabilities, investigations, responsibilities, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, attorney, expert and consulting fees and expenses, costs of investigation and feasibility studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

                  "Loss" means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges.

                  "Meredith" has the meaning specified in the introductory paragraph hereof.

                  "Meredith Ancillary Agreements" has the meaning specified in Section 3.3(a).

                  "Meredith Deposit Amount" has the meaning specified in
Section 1.11.

                  "Meredith Deposit Breach" has the meaning specified in
Section 1.11.

                  "Meredith Entities" has the meaning specified in
Section 8.3.

                  "Meredith Sub" has the meaning specified in the introductory paragraph hereof.

                  "Permitted Encumbrance" means (a) liens for Taxes, assessments or other governmental charges which are not yet due and payable (b) easements, servitudes, rights-of-way, covenants, consents, conditions, reservations, encroachments, minor defects or irregularities in title, variations and other restrictions affecting the use of any real property listed as included in the Tribune Station Assets or the Kelly Station Assets, as the case may be, or the leased real property included in the Tribune Station Assets or the Kelly Station Assets, as the case may be, which in the aggregate do not materially impair the use of such Tribune Station Asset or Kelly Station Asset, as the case may be, for the purposes for which it is or may reasonably be expected to be held and
(c) the personal property leases included in the Tribune Station Assets or the Kelly Station Assets, as the case may be, and the intellectual property licenses included in the Tribune Station Assets or the Kelly Station Assets, as the case may be.

                  "Person" means any person, employee, individual, corporation, partnership, trust, or any other non-governmental entity or any governmental or regulatory authority or body.

                  "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

                  "Remedial Action" means actions required to (a) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (b) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment: or (c) perform pre-remedial studies and investigations and postremedial monitoring and care.

                  "Requirements of Law" means any foreign, federal, state or local law, rule or regulation, Tribune Station Governmental Permit or Kelly Station Governmental Permit, as the case may be, or other binding determination of any Governmental Body.

                  "Resolution Period" has the meaning specified in
Section 1.10(c).

                  "Tax" means any federal, state, local or foreign net income, alternative or add-on minimum, gross income, gross receipts, property, sales, use, transfer, gains, license, excise, employment, payroll, withholding or minimum tax, or any other tax custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Body.

                  "Tribune" has the meaning specified in the introductory paragraph hereof.

                  "Tribune Ancillary Agreements" has the meaning specified in Section 2.3.

                  "Tribune Deposit Amount" has the meaning specified in
Section 1.11.

                  "Tribune Deposit Breach" has the meaning specified in
Section 1.11.

                  "Tribune Entities" has the meaning specified in Section
8.3.

                  "Tribune Station" has the meaning specified in the first recital hereof.

                  "Tribune Station Agreements" has the meaning specified in Section 2.21.

                  "Tribune Station Assets" has the meaning specified in
Section 1.1.

                  "Tribune Station Balance Sheet" has the meaning specified in Section 2.4.

                  "Tribune Station Business" has the meaning specified in
Section 1.1.

                  "Tribune Station Closing Date Balance Sheet" has the meaning specified in Section 1.10(c).

                  "Tribune Station Governmental Permits" has the meaning specified in Section 2.9(a).

                  "Tribune Station FCC Authorizations" means those Tribune Station Governmental Permits issued by the FCC other than those listed on
Schedule 2.9(A)(2).

                  "Tribune Sub" has the meaning specified in the introductory paragraph hereof.


                  10.14. Exchange Groups. No earlier than 60 days prior to the Closing Date, Tribune and Meredith shall prepare a schedule (the "Exchange Group Schedule"), in accordance with the like-kind exchange rules covering exchanges of multiple properties under Treas. Reg. ss. 1.1031(j)-1, which divides the Tribune Station Assets and the Kelly Station Assets, by owners, types and estimated values of assets as of the Closing Date, into "exchange groups" as required by such regulation. For book and tax purposes, Tribune and the Tribune Subs, and Meredith and the Meredith Subs, shall report the exchange of assets pursuant to this Agreement consistently with the Exchange Group Schedule.

                  10.15. Allocation Schedule. Tribune shall have the right to coordinate Meredith's allocation of the KTC Purchase Price (as such term is defined in the Kelly Merger Agreement) pursuant to Section 8.08 of the Kelly Merger Agreement. In no event shall Meredith deliver the proposed allocation or agree to a final allocation without the prior written consent of Tribune.

                  10.16. Board Approval. Notwithstanding anything herein to the contrary, the execution and delivery of this Agreement by the parties hereto is subject to the approval of this Agreement by the Board of Directors of Tribune. Tribune hereby covenants to promptly and in any case no later than 10:00 A.M. local time on Monday, August 24, 1998, convene a meeting of its Board of Directors to consider this Agreement and to promptly notify Meredith of the outcome of such meeting. In the event (i) the Board of Directors of Tribune disapproves this Agreement prior to 4:00 p.m. Eastern Time on Monday, August 24, 1998 and Tribune so notifies Meredith or (ii) notice of an approval of this Agreement by the Board of Directors of Tribune is not delivered to Meredith by 4:00 p.m. Eastern Time on Monday, August 24, 1998 and Meredith elects to terminate this Agreement and delivers written notice thereof to Tribune by 5:00 p.m. Eastern Time on Monday, August 24, 1998, then in either such case this Agreement shall thereupon terminate without liability on the part of any party (except for breach of its obligations under this Section 10.16).

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                            TRIBUNE BROADCASTING COMPANY



                                            By:   /s/ Gerald W. Agema
                                            Its:  Vice President


                                            WGNX INC.



                                            By:   /s/ Crane Kenney
                                            Its:  Secretary


                                            MEREDITH CORPORATION



                                            By:   /s/ John P. Loughlin
                                            Its:  President, Meredith
                                                  Broadcasting


                                            KCPQ ACQUISITION CORP.



                                            By:   /s/ Stephen M. Lacey
                                            Its:  Vice President

                                                                       Exhibit A
                                                                       ---------

                           Undertaking and Assumption
                           --------------------------
                  Undertaking and Assumption dated __________, 199_ by WGNX Inc., a Delaware corporation ("WGNX") in favor of each of Meredith Corporation, an Iowa corporation ("Meredith"), and KCPQ Acquisition Corp., a Washington corporation ("Meredith Sub").

                                   WITNESSETH:
                                   -----------
                  WHEREAS, pursuant to the Asset Exchange Agreement dated as of August 21, 1998 (the "Agreement") among Meredith, the Meredith Sub, Tribune Broadcasting Company, a Delaware corporation, and WGNX, Meredith Sub is concurrently herewith assigning, transferring, conveying and delivering to WGNX the Kelly Station Assets (as defined in the Agreement); and

                  WHEREAS, in partial consideration for such assignment, transfer, conveyance and delivery of the Kelly Station Assets, the Agreement requires WGNX to assume and agree to discharge certain obligations and liabilities of Meredith and the Meredith Sub;

                  NOW, THEREFORE, pursuant to the terms of the Agreement and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, WGNX hereby assumes and undertakes and agrees to pay, perform, defend and discharge in accordance with the terms thereof each of the Assumed Kelly Station Liabilities (as defined in the Agreement).

                  This Undertaking and Assumption shall inure to the benefit of and be binding upon the successors and assigns of the Meredith Sub and WGNX.

                  IN WITNESS WHEREOF, WGNX has caused this Undertaking and Assumption to be duly executed and delivered as of the date first set forth above.


                                                     WGNX INC.


                                             By: _______________________________

                                             Its:  _____________________________

                                                                       Exhibit B
                                                                       ---------

                           Undertaking and Assumption
                           --------------------------
                  Undertaking and Assumption dated __________, 199_ by KCPQ Acquisition Corp., a Washington corporation ("Meredith Sub"), in favor of WGNX Inc., a Delaware corporation ("WGNX").

                                   WITNESSETH:
                                   -----------
                  WHEREAS, pursuant to the Asset Exchange Agreement dated as of August 21, 1998 (the "Agreement") among Meredith Corporation, an Iowa corporation, the Meredith Sub, Tribune Broadcasting Company, a Delaware corporation, and WGNX, WGNX is concurrently herewith assigning, transferring, conveying and delivering to the Meredith Sub the Tribune Station Assets (as defined in the Agreement); and

                  WHEREAS, in partial consideration for such assignment, transfer, conveyance and delivery of the Tribune Station Assets, the Agreement requires the Meredith Sub to assume and agree to discharge certain obligations and liabilities of WGNX;

                  NOW, THEREFORE, pursuant to the terms of the Agreement and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Meredith Sub hereby assumes and undertakes and agrees to pay, perform, defend and discharge in accordance with the terms thereof each of the Assumed Tribune Station Liabilities (as defined in the Agreement).

                  This Undertaking and Assumption shall inure to the benefit of and be binding upon the successors and assigns of the Meredith Sub and WGNX.

                  IN WITNESS WHEREOF, the Meredith Sub has caused this Undertaking and Assumption to be duly executed and delivered as of the date first set forth above.


                                                     KCPQ ACQUISITION CORP.


                                             By: _______________________________

                                             Its:  _____________________________

                                                                       Exhibit C
                                                                       ---------


                           Bill of Sale and Assignment
                           ---------------------------

                  Pursuant to the Asset Exchange Agreement dated as of August 21, 1998 (the "Agreement"), among Meredith Corporation, an Iowa corporation, KCPQ Acquisition Corp., a Washington corporation (the "Meredith Sub"), Tribune Broadcasting Company, a Delaware corporation, and WGNX Inc., a Delaware corporation ("WGNX"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, WGNX does hereby assign, transfer, convey and deliver unto the Meredith Sub, its successors and assigns, on a going concern basis, each and all of the Tribune Station Assets (as defined in the Agreement), intending hereby to convey all of the right, title and interest of WGNX therein (it being understood, however, that any real property described in Schedule 2.10 of the Agreement being conveyed by WGNX to the Meredith Sub is being so conveyed pursuant to separate instruments of conveyance); provided, however, as to any lease, contract, agreement, instrument, commitment, permit or other authorization included in the Tribune Station Assets which cannot be sold, transferred, assigned, conveyed or delivered effectively without the consent of a third party, which consent has not been obtained, this Bill of Sale and Assignment shall be of no force or effect until such requisite consent is obtained, whereupon this instrument shall become of full force and effect with respect thereto.

                  WGNX hereby covenants and agrees to and with the Meredith Sub, its successors and assigns, to do, execute, acknowledge and deliver to, or to cause to be done, executed, acknowledged and delivered to, the Meredith Sub, its successors and assigns, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances that may be reasonably requested by the Meredith Sub for the better assigning, transferring, conveying, delivering, assuring and confirming to the Meredith Sub; its successors or assigns, or for aiding and assisting in collecting or reducing to the Meredith Sub's possession, any or all of the Tribune Station Assets.

                  This Bill of Sale and Assignment shall be binding upon the successors and assigns of WGNX and shall inure to the benefit of the successors and assigns of the Meredith Sub.

                  IN WITNESS WHEREOF, WGNX has caused this Bill of Sale and Assignment to be duly executed and delivered this _____ day of _______________, 199_.



                                                     WGNX INC.

                                             By: _______________________________

                                             Its: ______________________________

                                                                       Exhibit D
                                                                       ---------


                           Bill of Sale and Assignment
                           ---------------------------

                  Pursuant to the Asset Exchange Agreement dated as of August 21, 1998 (the "Agreement"), among Meredith Corporation, an Iowa corporation, KCPQ Acquisition Corp., a Washington corporation (the "Meredith Sub"), Tribune Broadcasting Company, a Delaware corporation, and WGNX Inc., a Delaware corporation ("WGNX"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Meredith Sub does hereby assign, transfer, convey and deliver unto WGNX, its successors and assigns, on a going concern basis, each and all of the Kelly Station Assets (as defined in the Agreement), intending hereby to convey all of the right, title and interest of the Meredith Sub therein (it being understood, however, that any real property being conveyed by the Meredith Sub to WGNX is being so conveyed pursuant to separate instruments of conveyance); provided, however, as to any lease, contract, agreement, instrument, commitment, permit or other authorization included in the Kelly Station Assets which cannot be sold, transferred, assigned, conveyed or delivered effectively without the consent of a third party, which consent has not been obtained, this Bill of Sale and Assignment shall be of no force or effect until such requisite consent is obtained, whereupon this instrument shall become of full force and effect with respect thereto.

                  The Meredith Sub hereby covenants and agrees to and with WGNX, its successors and assigns, to do, execute, acknowledge and deliver to, or to cause to be done, executed, acknowledged and delivered to, WGNX, its successors and assigns, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances that may be reasonably requested by WGNX for the better assigning, transferring, conveying, delivering, assuring and confirming to WGNX; its successors or assigns, or for aiding and assisting in collecting or reducing to WGNX's possession, any or all of the Kelly Station Assets.

                  This Bill of Sale and Assignment shall be binding upon the successors and assigns of the Meredith Sub and shall inure to the benefit of the successors and assigns of WGNX.

                  IN WITNESS WHEREOF, the Meredith Sub has caused this Bill of Sale and Assignment to be duly executed and delivered this _____ day of _______________, 199_.



                                                     KCPQ ACQUISITION CORP.

                                             By: _______________________________

                                             Its: ______________________________

                                                                       EXHIBIT E

                  [Opinion of General Counsel for Meredith and the Meredith Sub]

Ladies and Gentlemen:

                  Reference is made to the Asset Exchange Agreement dated as of August 21, 1998 (the "Agreement") among Tribune Broadcasting Company, a Delaware corporation ("Tribune"), WGNX Inc., a Delaware corporation (the "Tribune Sub"), Meredith Corporation, an Iowa corporation ("Meredith"), and KCPQ Acquisition Corp., a Washington corporation (the "Meredith Sub"), relating to the exchange of Television Broadcast Station WGNX-TV, Channel 46, in Atlanta, Georgia for Television Broadcast Station KCPQ, Channel 13, in Seattle, Washington. I have acted as counsel for Meredith and the Meredith Sub in connection with the Agreement and the transactions contemplated thereby. Terms used herein and not defined shall have the respective meanings set forth in the Agreement.

                  Responsive to the requirement of Section 1.9(a) of the Agreement, I am of the opinion that:

                  1. Each of Meredith and the Meredith Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has requisite corporate power and authority to execute and deliver, and to perform its obligations under the Agreement and the Meredith Ancillary Agreements to which it is a party and to consummate the transactions contemplated thereby and to comply with the terms, conditions and provisions thereof.

                  2. The Agreement and the Meredith Ancillary Agreements have been duly authorized, executed and delivered by Meredith and the Meredith Sub and constitute the legal, valid and binding agreements of Meredith and the Meredith Sub enforceable against Meredith and the Meredith Sub, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally, including fraudulent conveyances, and by the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  3. Neither the execution and delivery by Meredith and the Meredith Sub of the Agreement or the Meredith Ancillary Agreements, nor the performance by each of Meredith and the Meredith Sub of its respective obligations under the Agreement or the Meredith Ancillary Agreements in accordance with their respective terms (a) conflict with or result in the breach of the terms, conditions or provisions of, the charter or bylaws of Meredith or the Meredith Sub or, to the best of my knowledge, any judgment, order, award or decree to which Meredith or the Meredith Sub is a party or any of the Kelly Station Assets is subject or by which Meredith or the Meredith Sub is bound or
(b) requires the further approval, consent or authorization of, or the further making of any declaration, filing or registration with, any federal, state or local court, governmental authority or regulatory body, except as provided in Schedule 3.3 to the Agreement.

                  4. Except as set forth in Annex A hereto, to the best of my knowledge, there is no action, suit, proceeding, claim or investigation pending or threatened against Meredith or the Meredith Sub before any federal, state or local court, governmental authority or regulatory body (a) in respect of the Kelly Station Assets or the Kelly Station Business or (b) which questions the legality, validity or propriety of the Agreement or the consummation of the transactions contemplated thereby.

                  In rendering the opinions expressed above, I have relied, as to various questions of fact material to such opinions, upon the representations made in the Agreement and upon certificates of officers of Meredith and the Meredith Sub. I have also examined originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and other statements of government officials and corporate officers and other instruments, have examined such questions of law and have satisfied myself as to such matters of fact as I have deemed relevant and necessary as a basis for this opinion. I have assumed the authenticity of all documents submitted to me as originals, the conformity with the original documents of any copies thereof submitted to us for my examination and the authenticity of the originals of any such copies, the genuineness of all signatures and the legal capacity of all natural persons.

                  I express no opinion herein with respect to the laws of any jurisdiction other than the laws of the State of Iowa, the State of Washington and the federal laws of the United States.

                                                              Very truly yours,

                                                                       EXHIBIT F

                                       [Opinion of Counsel Sidley & Austin]

Ladies and Gentlemen:

                  Reference is made to the Asset Exchange Agreement dated as of August 21, 1998 (the "Agreement") among Tribune Broadcasting Company, a Delaware corporation ("Tribune"), WGNX Inc., a Delaware corporation (the "Tribune Sub"), Meredith Corporation, an Iowa corporation ("Meredith"), KCPQ Acquisition Corp., a Washington corporation (the "Meredith Sub"), relating to the exchange of Television Broadcast Station WGNX-TV, Channel 46, in Atlanta, Georgia for Television Broadcast Station KCPQ, Channel 13, in Seattle, Washington. We have acted as special counsel for Tribune and the Tribune Sub in connection with the Agreement and the transactions contemplated thereby. Terms used herein and not defined shall have the respective meanings set forth in the Agreement.

                  Responsive to the requirement of Section 1.9(b) of the Agreement, we are of the opinion that:

                  1. Each of Tribune and the Tribune Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has requisite corporate power and authority to execute and deliver, and to perform its obligations under the Agreement and the Tribune Ancillary Agreements to which it is a party and to consummate the transactions contemplated thereby and to comply with the terms, conditions and provisions thereof.

                  2. The Agreement and the Tribune Ancillary Agreements have been duly authorized, executed and delivered by Tribune and the Tribune Sub and constitute the legal, valid and binding agreements of Tribune and the Tribune Sub enforceable against Tribune and the Tribune Sub, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally, including fraudulent conveyances, and by the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  3. Neither the execution and delivery by Tribune and the Tribune Sub of the Agreement or the Tribune Ancillary Agreements, nor the performance by each of Tribune and the Tribune Sub of its respective obligations under the Agreement or the Tribune Ancillary Agreements in accordance with their respective terms (a) conflict with or result in the breach of the terms, conditions or provisions of, the charter or bylaws of Tribune or the Tribune Sub or, to the best of our knowledge, any judgment, order, award or decree to which Tribune or the Tribune Sub is a party or any of the Tribune Station Assets is subject or by which Tribune or the Tribune Sub is bound or (b) requires the further approval, consent or authorization of, or the further making of any declaration, filing or registration with, any federal, state or local court, governmental authority or regulatory body, except as provided in Schedule
2.3 to the Agreement.

                  4. Except as set forth in Schedule 2.22 to the Agreement or as set forth in Attachment A hereto, to the best of our knowledge, there is no action, suit, proceeding, claim or investigation (a) pending or threatened against Tribune or the Tribune Sub before any federal, state or local court, governmental authority or regulatory body (a) in respect of the Tribune Station Assets or the Tribune Station Business or (b) which questions the legality, validity or propriety of the Agreement or the consummation of the transactions contemplated thereby.

                  In rendering the opinions expressed above, we have relied, as to various questions of fact material to such opinions, upon the representations made in the Agreement and upon certificates of officers of Tribune and the Tribune Sub. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and corporate officers and other instruments, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have deemed relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the conformity with the original documents of any copies thereof submitted to us for our examination and the authenticity of the originals of any such copies, the genuineness of all signatures and the legal capacity of all natural persons.

                  We express no opinion herein with respect to the laws of any jurisdiction other than the laws of the General Corporation Law of the State of Delaware and the federal laws of the United States.


                                                              Very truly yours,


                                                         2